Exhibit 10.31

BANCROFT WAY, LLC

Fourth Addendum to Office Lease

THIS FOURTH ADDENDUM TO OFFICE LEASE (the “Fourth Addendum”) is made and entered into as of February 20, 2015, by and between BANCROFT WAY, LLC, a California limited liability company (“Landlord”) and ADURO BIOTECH, INC., a Delaware corporation, the successor in interest to Oncologic, Inc. (“Tenant”).

Recitals

A. Landlord and Tenant or its predecessor have heretofore entered into that certain lease dated June 1, 2005 (the “Lease”) for premises described as Suite C (the “Premises”), initially containing approximately 8,073 rentable square feet, in the building located at 626 Bancroft Way, Berkeley, California (the “Building”), which forms part of the mixed-use building development commonly known as the 600-630 Bancroft Way Development (the “Development”) with a street address of 600-630 Bancroft Way, Berkeley, California. The square footage of the Development is 48,358.

B. The Lease has heretofore been amended or assigned by the following instruments: (i) letter agreement dated September 1, 2008 (the “First Letter Agreement”), under which the Term of the Lease was extended through August 31, 2010; (ii) letter agreement dated February 11, 2010 (the “Second Letter Agreement, under which the Term of the Lease was extended through August 31, 2012; (iii) that certain First Addendum to Office Lease dated as of May 12, 2011 (the “First Addendum”), under which the Term of the Lease was extended through August 31, 2014, and the Premises were expanded by the addition thereto of approximately 5,800 rentable square feet of space known as Suite D in the Building; (iv) that certain Second Addendum to Office lease dated as of May 1, 2013 (the “Second Addendum”), under which the rentable square footage of Suite C increased from its former level of 8,073 rentable square feet of space to 8,421 square feet of rentable space and the Term of the Lease was extended for an additional period of two (2) years; and (v) that certain Third Addendum to Office Lease dated as of April 28, 2014 (the “Third Addendum”), under which the parties agreed to expend the Premises by the addition thereto of Suite B in the Building containing approximately 3,990 rentable square feet of space and certain other related changes.

C. The parties mutually desire to amend the terms of the Lease to expand the Premises, to extend the Term, and to make certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 EFFECT OF ADDENDUM. Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. Terms defined in the Lease shall have the same meanings in this Fourth Addendum, unless a different definition is set forth in this Fourth Addendum. The term Lease as used herein shall be deemed to include the First Letter Agreement, the Second Letter Agreement, the First Addendum, the Second Addendum, and the Third Addendum, each of which may also be referred to separately herein. A true, complete, and correct copy of the Lease as heretofore amended is attached hereto as Exhibit A and incorporated herein by reference.

2 EFFECTIVE DATE. The amendments and changes specified in this Fourth Addendum shall become effective on March 9, 2015 (the “Effective Date”). Notwithstanding the foregoing, this Fourth Addendum shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this Fourth Addendum to each other.

3 LEASE TERM. The Term of the Lease specified in § 1.2 of the Lease as heretofore amended under the Second Addendum shall extended for an additional period of twenty-eight (28) months commencing on September 1, 2016, and the Expiration Date is thus amended to December 31, 2018.

3.1 Option to Renew. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease for one (1) additional period of two (2) years (the “Extension Period”). For the avoidance of doubt, this Extension Option supersedes and cancels all previous options grants under the Lease as heretofore amended, including the options stated in the First Addendum and the Third Addendum, and Landlord’s nullification right stated in ¶ 4.1(b) of the First Addendum is hereby deleted and of no further force or effect. The Extension Period term shall begin the first day following the Expiration Date and shall take effect on the same terms and conditions in effect under the Lease on December 31, 2018, except that (i) Tenant shall have no further option to extend the Term of the Lease and (ii) monthly Base Rent shall be the rate which is Fair Market Value (as defined below). The “Fair Market Value” shall be the effective rent (face rate less free rent) being charged for comparable space in comparable buildings in the vicinity of the Building leased on comparable terms and shall be limited the rates charges in such comparable transactions for tenants renewing or extending their leases.

(a) Exercise of Option. The Extension Option may be exercised only by (i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than ten (10) months and no later than six (6) months prior to the commencement of the Extension Period, and (ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Option shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

(b) Failure to Exercise. If Tenant shall fail validly and timely to exercise the Option herein granted, said Option shall terminate and shall be null and void and of no further force and effect.

(c) Fair Market Value. Provided that Tenant has validly exercised its Option when and as required hereunder, not less than one hundred and eighty (180) days prior to the commencement of the Extension Period, Landlord shall provide written notice to Tenant of its determination of the Fair Market Value. Within ten (10) days after receiving such determination (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept Landlord’s determination; or (ii) object to Landlord’s determination and with such objection set forth in writing Tenant’s determination of the Fair Market Value. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with the then-current rules and procedures of the American Arbitration Association, but subject to the instructions set forth in this ¶ 3.1 et seq.. If Tenant objects to Landlord’s determination of Fair Market Value, Tenant shall pay Rent at the Fair Market Value determined by Landlord until the matter is resolved by binding arbitration as provided below subject to retroactive adjustment after the matter is so resolved. If Tenant fails so to accept or object to Landlord’s determination of Fair Market Value in writing within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the Fair Market Value as determined by Landlord. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this ¶ 3.1 et seq.

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 2 of 9	[Suites A, B, C & D, (24,339 rsf)]

(d) Appointment of Arbitrators. Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten-year period ending on the date of such appointment in the leasing of commercial properties within Alameda County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this ¶ 3.1 et seq.

(e) Appointment of Third Arbitrator. The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last-appointed arbitrator agree upon and appoint a third arbitrator, who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two arbitrators.

(f) Arbitrators’ Decision. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Value, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall not be permitted to set Fair Market Value to any level other than either Landlord’s or Tenant’s submitted Fair Market Value.

(g) Failure to Appoint. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, but subject to the instructions set forth in this ¶ 3.1 et seq..

(h) Cost of Arbitration. The cost of arbitration shall be paid by Landlord and Tenant equally.

(i) Default. Tenant’s exercise of the Option shall, at Landlord’s election, be null and void if Tenant is in Default on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void.

(j) Time. Time is of the essence of the Extension Option granted hereunder.

4 EXPANSION OF PREMISES. On the Effective Date the Premises shall be expanded by the addition thereto of Suite A in the Building containing approximately 6,476 rentable square feet of space (the “Expansion Space” or “Suite A”) for all purposes under the Lease, as reflected in the Table below and as depicted on the space plan attached hereto as Exhibit B and incorporated herein by reference (the “Space Plan”). All references in the Lease to the “Premises” shall refer to Premises as so augmented by the addition thereto of Suite A from and after March 9, 2015 (the “Expansion Space Commencement Date”). From and after the Expansion Space Commencement Date, Suite A shall become an integral part of the Premises pursuant to the basic terms specified in the Table below regarding Term, Base Rent, Tenant’s Share of increases in Operating Expenses and Taxes, and the Base Year for the purposes of calculating Additional Rentable payable with respect to Suite A.

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 3 of 9	[Suites A, B, C & D, (24,339 rsf)]

4.1 Right of First Offer. Tenant shall have a continuing right of first opportunity (the “RFO”) to lease any space in the Development that becomes available from time to time during the Term of the Lease as extended hereunder (the “RFO Space”), prior to the RFO Space’s being offered to a third party, on the terms then in effect under the Lease as modified herein, subject to the terms and conditions set forth in this ¶ 4.1 et seq.

4.1.1 Landlord’s Notice. Within thirty (30) days after any RFO Space becomes legally available to lease or, at Landlord’s option, such earlier time as Landlord shall be in a position to project when the RFO Space will be legally available to lease, Landlord shall notify Tenant in writing advising Tenant of such projected date.

4.1.2 Tenant’s Exercise. Promptly after receipt of Landlord’s notice of availability, Landlord and Tenant shall meet to discuss and attempt in good faith to agree on the term and base rent that would be applicable to the RFO Space; provided, however, in no event shall the base rent for the RFO Space exceed the rate which is Fair Market Value. Tenant shall then have fourteen (14) days after receipt of Landlord’s notice of availability issued pursuant to ¶ 4.1.1 above in which to notify Landlord in writing that Tenant irrevocably exercises Tenant’s right to lease the RFO Space on the terms described herein. If the parties fail to come to agreement as to the base rent and term that would be applicable to Tenant’s lease of the RFO Space, Tenant’s RFO shall lapse, and Landlord thereafter may rent the RFO Space to a third party on such terms and conditions as Landlord is able to negotiate with such third party, and Tenant shall have no further right with respect to such particular RFO Space. The process of notice of availability, negotiation of terms, and notice of exercise shall be repeated each time a new RFO Space becomes available to lease, and Tenant’s failure to exercise its RFO as to any particular RFO Space shall not prejudice its right to receive notice and negotiate as to the lease of any subsequent RFO Space that may become available during the Term of the Lease.

4.1.3 Failure to Exercise. If Tenant shall fail to exercise such RFO after notice by Landlord of the availability of any particular RFO Space, as provided herein, such right shall be deemed to have lapsed and expired, and shall be of no further force or effect. Landlord may thereafter freely lease all or a portion of such particular RFO Space to any other party, at any time, on any terms, in Landlord’s sole discretion.

4.1.4 Commencement and Term. If Tenant exercises its RFO as to any particular RFO Space that may become available from time to time, the term of the Lease for such particular RFO Space shall commence on the date agreed by the parties with respect to such RFO Space (the “RFO Commencement Date”) and shall continue thereafter for the term agreed by the parties, which Tenant acknowledges and agrees may extend beyond the Expiration Date of the Term of the Lease as extended hereunder.

4.1.5 RFO Space Rent. In addition to the Rent reserved in the Lease, Tenant shall pay Base Rent for any particular RFO Space at the such rate per rentable square foot per month as Landlord and Tenant may agree in their negotiation following Tenant’s receipt of Landlord’s notice of availability of each particular RFO Space as they become available from time to time, subject to adjustment on each Adjustment Date, as provided in the Lease. In addition, Tenant shall pay Tenant’s Prorata Share of Taxes and Operating Expenses for the RFO Space, and Tenant’s Prorata Share shall be increased accordingly to reflect the addition of the RFO Space to the Premises.

4.1.6 Tenant’s Improvements. Unless agreed otherwise in the parties’ negotiation following Tenant’s receipt of Landlord’s notice of availability of each particular RFO Space as they become available from time to time, Landlord shall have no obligation to improve the RFO Space for Tenant, to provide any tenant improvement allowance, or otherwise to construct or finance any improvements which Tenant may desire in the RFO Space.

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 4 of 9	[Suites A, B, C & D, (24,339 rsf)]

4.1.7 Confirmatory Documentation. After Tenant validly exercises the right of first opportunity provided herein, the parties shall execute an amendment to the Lease, adding the RFO Space, or such other documentation as Landlord or Tenant shall reasonably require, promptly after Landlord shall prepare the same, in order to confirm the leasing of such RFO Space to Tenant; but an otherwise valid exercise of the RFO contained herein shall be fully effective, whether or not such confirmatory documentation is executed.

4.1.8 Entire RFO Space. The foregoing right of first opportunity shall apply only with respect to the entire RFO Space offered to Tenant from time to time and may not be exercised with respect to only a portion thereof, unless only a portion shall first become available (in which case, the foregoing right of first opportunity shall apply to such portions, as the same become available).

4.1.9 Delay in Delivery. If Tenant shall exercise the right of first opportunity granted herein, Landlord does not guarantee that the any particular RFO Space will be available on the agreed RFO Commencement Date, if the then existing occupants of the RFO Space shall hold over, or for any other reason beyond Landlord’s reasonable control. In such event, the agreed Rent with respect to the RFO Space shall be abated until Landlord legally delivers the same to Tenant, as Tenant’s sole recourse.

4.1.10 Tenant’s Default. The RFO herein shall, at Landlord’s election, be null and void, if Tenant is in Default on the date Tenant exercises the RFO as to any particular RFO Space or at any time thereafter and prior to the agreed RFO Commencement Date. Tenant’s exercise of such RFO shall not operate to cure any Default nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the RFO, then immediately upon such termination the RFO shall simultaneously terminate and become null and void.

4.1.11 Time. Tenant agrees that time is of the essence of this RFO.

4.2 Asbestos TEM Move Credit. Tenant agrees to pay to Asbestos TEM, the current occupant of Suite A, an amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Move Credit”) as an inducement to Asbestos TEM to relocate its Premises from Suite A to approximately 5,500 rentable square feet of space known as Suites A & D of Building 1 in the Development. Tenant acknowledges that the payment of the Move Credit to Asbestos TEM is for the express benefit of Landlord as an intended third-party beneficiary, and Tenant’s failure to pay the Move Credit to Asbestos TEM as and when required hereunder shall constitute a material Event of Default under the Lease. Tenant shall pay the Move Credit to Asbestos TEM on or before the Expansion Space Commencement Date, and Tenant shall provide further commercially reasonable assistance with the relocation of Asbestos TEM as provided in ¶ 4.2.1 below. Tenant agrees that Asbestos TEM shall have the right to allocate and spend the Move Credit in any manner decided by Asbestos TEM in its sole and absolute discretion, subject to Tenant’s right to review Asbestos TEM’s accounting of its relocation costs as set forth in ¶ 6.1 below.

4.2.1 Asbestos TEM Move Assistance. In addition to payment of the Move Credit as described in ¶ 4.1.1 above, Tenant agrees, for the benefit of Landlord as an intended third-party beneficiary, to utilize commercially reasonable efforts to assist Asbestos TEM with the management of its relocation to Building 1 to the extent such assistance is requested by Asbestos TEM. In addition, on or before the date which is ten (10) days after the Effective Date Tenant agrees to make available to Asbestos TEM two (2) existing six-foot fume hoods with acid base cabinets from Suite A and to permit Asbestos TEM at its sole cost and expense to relocate the same into Asbestos TEM’s relocation premises in Building 1, if such fume hoods and cabinets have not already been removed and relocated by the Effective Date.

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 5 of 9	[Suites A, B, C & D, (24,339 rsf)]

5 BASE YEAR. As specified in the Table below, the Base Year for the purposes calculating Tenant’s Additional Rent under § 2.3 of the Lease as heretofore amended shall be calendar year 2013 from and after the Expansion Space Commencement Date.

6 MONTHLY BASE RENT. The Base Rent for the Premises specified in § 2(a) of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table below for the various periods and spaces set forth in the Table from and after the Effective Date. For the avoidance of doubt and in order to clarify the parties’ agreement hereunder, the Monthly Base Rent numbers shown in the Table reflect the Base Rent in effect on the original Commencement Date of the Lease as increased by the Base Rent Adjustment as provided in § 2.2 of the Lease. The parties agree that application of the Base Rent Adjustment has resulted in a Base Rent rate of $1.79 per rentable square foot of space as to Suites B, C, and D, which rate has been in effect since September 1, 2014. The Base Rent specified in the Table below for the entire Premises shall be subject to further adjustment on the next Adjustment Date and each subsequent Adjustment Date through the Expiration Date.

6.1 Suite A Prepaid Base Rent. Tenant agrees to pre-pay to Landlord Base Rent with respect to Suite A in the amount of Seventy-Five Thousand Dollars ($75,000.00) (the “Prepaid Base Rent”) upon Tenant’s execution and delivery of this Fourth Addendum to Landlord as an inducement to Landlord to complete the related leasing transaction necessary in the Development to accommodate Tenant’s expansion into Suite A. The schedule for applying the credit for the Prepaid Base Rent to Tenant’s account is set forth in ¶ 6.2 below. The parties acknowledge and agree that Landlord will use the Prepaid Base Rent to assist Asbestos TEM with the costs of its relocation as described in ¶ 4.2 above. Asbestos TEM has agreed that Landlord may share with Tenant its accounting of the costs of its relocation and its use of the Move Credit and the Prepaid Base Rent, and Landlord agrees to make Asbestos TEM’s accounting of its relocation costs available for Tenant’s review at no cost to Tenant.

6.2 Timing of Base Rent Credits. Commencing on March 9, 2015, and on the first day of each calendar month thereafter, Landlord shall credit to Tenant’s account an amount equal to Twenty Thousand Dollars ($20,000.00) per month as recognition of credit owing to Tenant by Landlord against the aggregate amount of (a) the Rent Credit (as defined in ¶ 8.1.2 below) plus (b) the Prepaid Base Rent (as defined in ¶ 6.1 above until the maximum aggregate amount of such credits (One Hundred Twenty-Nine Thousand Dollars ($129,000.00)) has been used up and credited to Tenant’s account for Base Rent owing under the Lease.

7 SUMMARY TABLE. The Table set forth in § 1 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1 of the Lease for all purposes from and after the Effective Date of this Fourth Addendum:

Period	Suite No.	Square Footage	Monthly Base Rent	Pro Rata Share	Base Year
March 9, 2015 thru August 31, 2015	C	8,421	$15,073.59	51.050%	2013
	D	5,800	$10,382.00
	B	3,990	$7,142.10
	A	6,476	$14,247.20

September 1, 2015 thru December 31, 2018	C	8,421	$15,073.59	51.050%	2013
	D	5,800	$10,382.00
	B	3,990	$7,142.10
	A	6,476	$14,247.20

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 6 of 9	[Suites A, B, C & D, (24,339 rsf)]

8 CONDITION OF PREMISES. Tenant shall accept the Expansion Space, any existing Improvements in the Expansion Space, and the Systems and Equipment serving the same in an “as is” condition on the Expansion Space Commencement Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Expansion Space in connection with Tenant’s occupancy of the Premises as expanded by the Expansion Space from and after the Expansion Space Commencement Date.

8.1 Tenant’s Work. The facilities, materials, and work to be furnished, installed, and performed in Suite A by Tenant are referred to as the “Tenant’s Work,” which shall include any and all installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Expansion Space for Tenant’s occupancy and shall include the connection and/or rewiring of Tenant’s telephone and data lines. Tenant shall not permit any liens to accrue or be filed against the Building or Development in connection the Tenant’s performance of Tenant’s Work; provided, however, Tenant shall have the right to furnish a surety bond in the amount of a contested lien and to contest the validity of any such lien filed without the same being an Event of Default. Tenant’s Work shall be completed in compliance with all applicable Laws and codes and in accordance with the highest standards of best construction practices. The parties agree that Tenant’s Work, to be completed by Tenant under Landlord’s supervision, as provided in the Lease, at Tenant’s sole cost and expense as soon as reasonably feasible after the Effective Date, shall be planned, approved, and completed in accordance with ¶¶ 8.1.1 through 8.1.4 below.

8.1.1 Plans & Approval. Tenant shall submit plans for any and all Tenant’s Work to Landlord for approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall comply with all applicable Laws in connection with the performance of Tenant’s Work.

8.1.2 Cost of Tenant’s Work and Rent Credit. Notwithstanding anything to the contrary herein, Tenant shall bear the entire cost of Tenant’s Work described in ¶ 8.1 above at Tenant’s sole cost and expense; provided, that Landlord shall extend to Tenant a credit against the Base Rent first due under the Lease with respect to Suite A in an amount equal to a maximum of Sixty-Four Thousand Dollars ($64,000.00) (the “Rent Credit”), subject to the terms and conditions stated in this ¶ 8.1.2. The Rent Credit shall be credited to Tenant only to the extent that Tenant expends an equal amount of money for the installation of tenant improvements in Suite A (“Tenant’s TI Spend”), and the amount of the Rent Credit shall be limited to a dollar-for-dollar match of the amount of Tenant’s TI Spend. The aggregate amount of Tenant’s TI Spend plus the Rent Credit shall be used only for the cost of construction of tenant improvements and fixtures (including the installation of Tenant’s furniture, trade fixtures, and equipment in Suite A, but not the cost of purchasing any such items) and may not be used or expended for any other purpose. The schedule of application of the Rent Credit to Tenant’s account is set forth in ¶ 6.2 above.

8.1.3 Contractor & Vendor Selection. Tenant shall have the right to select its own contractors and vendors for the performance of Tenant’s Work, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall give Landlord sufficient written notice before the commencement of any work so that Landlord can post notices of non-responsibility with respect to Tenant’s Work.

8.1.4 Restoration. Tenant shall have the right to configure its existing office and laboratory space to its own specifications, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed; provided, that Tenant shall be required to restore the Premises to their original condition on or before the Expiration Date as the same may be extended hereunder, unless Landlord’s waives the restoration requirement in writing in connection with granting its consent to any proposed changes.

8.2 Notice of Defects. It shall be conclusively presumed that the Expansion Space was in satisfactory condition (except for latent defects) as of the Expansion Space Commencement Date, unless within thirty (30) days after the Expansion Space Commencement Date Tenant shall give Landlord notice in writing specifying the respects in which the Expansion Space was not in satisfactory condition.

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 7 of 9	[Suites A, B, C & D, (24,339 rsf)]

9 SECURITY DEPOSIT. Tenant’s Security Deposit specified in § 3 of the Lease as heretofore amended shall be increased in consequence of the parties’ execution and delivery of this Fourth Addendum to each other from its current level to Nintey-Five Thousand Sixty-One Dollars and Forty-Two Cents ($95,061.42). Tenant shall pay the increase in the Security Deposit to Landlord upon Tenant’s execution and delivery of this Fourth Addendum to Landlord. Tenant shall have the right to deliver up to a maximum of fifty percent (50%) of the Security Deposit to Landlord in the form of an irrevocable on-demand sight-draft letter of credit in a form reasonably satisfactory to Landlord and drawn on an institution reasonably satisfactory to Landlord.

10 ACCESS INSPECTION DISCLOSURE. Pursuant to California Civil Code § 1938, Landlord hereby notifies Tenant that, as of the date of this Fourth Addendum, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code § 55.53, and the Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code § 55.53.

11 NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Fourth Addendum or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

12 DEFINED TERMS. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this Fourth Addendum. In the event of any conflict between the provisions of the Lease, and this Fourth Addendum, the terms of this Fourth Addendum shall prevail.

13 SURVIVAL. Warranties, representations, agreements, and obligations contained in this Fourth Addendum shall survive the execution and delivery of this Fourth Addendum and shall survive any and all performances in accordance with this Fourth Addendum.

14 COUNTERPARTS. This Fourth Addendum may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Fourth Addendum.

15 ATTORNEYS’ FEES. If any party obtains a judgement against any other party or parties by reason of breach of this Fourth Addendum, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

16 SUCCESSORS. This Fourth Addendum and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

17 AUTHORITY. Each of the individuals executing this Fourth Addendum represents and warrants that he or she is authorized to execute this Fourth Addendum on behalf of the party for whom he or she is executing this Fourth Addendum and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this Fourth Addendum.

18 GOVERNING LAW. This Fourth Addendum shall be construed and enforced in accordance with the laws of the State of California.

19 CONSENT. This Fourth Addendum is subject to, and conditioned upon, any required consent or approval being granted without any fee or charge that is unacceptable to Landlord by Landlord’s mortgagees or ground lessors. If any such consents shall be denied or granted subject to the payment of unacceptable fees or charges hereunder, the Lease shall remain in full force and effect. If Landlord fails to notify Tenant to the contrary within sixty (60) days after this Fourth Addendum has been executed and delivered by both parties, Tenant may assume that such consent has been granted, or that the same is not required.

20 CONTINUING VALIDITY OF LEASE. Except as expressly modified herein, the Lease remains in full force and effect.

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 8 of 9	[Suites A, B, C & D, (24,339 rsf)]

21 EXHIBITS. The following exhibits have been attached to this Fourth Addendum by the parties prior to their execution and delivery of the same to each other, which are incorporated herein by reference:

Exhibit A—The Lease

Exhibit B—Space Plan

22 WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this Fourth Addendum, and no representations, promises, or inducements have been made by the parties other than as appear in this Fourth Addendum, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Fourth Addendum. This Fourth Addendum may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Fourth Addendum as of the date first above written.

Landlord:		Tenant:

BANCROFT WAY, LLC, a California limited liability company		ADURO BIOTECH, INC., a Delaware corporation

By:	/s/ S. Goldin	By:	/s/ Gregory W. Schafer

	S. Goldin		Gregory W. Schafer
	[name typed]		[name typed]

Its:	Managing Member	Its:	COO

Fourth Addendum to Office Lease
Bancroft Way, LLC :: Aduro Biotech, Inc. fka NanoTx Corp.
aduro 4a5-022615.doc (2/26/2015)	page 9 of 9	[Suites A, B, C & D, (24,339 rsf)]

BANCROFT WAY, LLC

Third Addendum to Office and Lab Lease

THIS THIRD ADDENDUM TO OFFICE LEASE (the “Third Addendum”) is made and entered into as of April 28, 2014, by and between BANCROFT WAY, LLC, a California limited liability company (“Landlord”) and ADURO BIOTECH, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord and Tenant or its predecessor have heretofore entered into that certain lease dated June 1, 2005 (the “Lease”) for premises described as Suite C (the “Premises”), initially containing approximately 8,073 rentable square feet, in the building located at 626 Bancroft Way, Berkeley, California (the “Building”), which forms part of the mixed-use building development commonly known as the 600-630 Bancroft Way Development (the “Development”) with a street address of 600-630 Bancroft Way, Berkeley, California. The square footage of the Development is 48,358.

B. The Lease has heretofore been amended or assigned by the following instruments: (i) letter agreement dated September 1, 2008 (the “First Letter Agreement”), under which the Term of the Lease was extended through August 31, 2010; (ii) letter agreement dated February 11, 2010 (the “Second Letter Agreement, under which the Term of the Lease was extended through August 31, 2012; (iii) that certain First Addendum to Office Lease dated as of May 12, 2011 (the “First Addendum”), under which the Term of the Lease was extended through August 31, 2014, and the Premises were expanded by the addition thereto of approximately 5,800 rentable square feet of space known as Suite D in the Building; and (iv) that certain Second Addendum to Office lease dated as of May 1, 2013 (the “Second Addendum”), under which the rentable square footage of Suite C increases from its former level of 8,073 rentable square feet of space to 8,421 square feet of rentable space and the Term of the Lease was extended for an additional period of two (2) years.

C. The parties mutually desire to amend the terms of the Lease to expand the Premises and make certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 EFFECT OF ADDENDUM. Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. Terms defined in the Lease shall have the same meanings in this Third Addendum, unless a different definition is set forth in this Third Addendum. The term Lease as used herein shall be deemed to include the First Extension Agreement, the Second Extension Agreement, and the First Addendum, and the Second Addendum, each of which may also be referred to separately herein. A true, complete, and correct copy of the Lease as heretofore amended is attached hereto as Exhibit A and incorporated herein by reference.

2 EFFECTIVE DATE. The amendments and changes specified in this Third Addendum shall become effective on June 1, 2014 (the “Effective Date”). Notwithstanding the foregoing, this Third Addendum shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this Third Addendum to each other.

3 LEASE TERM. The Term of the Lease specified in § 1.2 of the Lease as heretofore amended under the Second Addendum shall remain unchanged, and the Expiration Date is August 31, 2016.

Third Addendum to Office and Laboratory Lease

Bancroft Way, LLC:: Aduro Biotech, Inc.

[Suites B, C & D, 18,211 rsf)

1.1 Option to Renew. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease for one (1) additional period of two (2) years (the “Extension Period”). The Extension Period term shall begin the first day following the Expiration Date and shall take effect on the same terms and conditions in effect under the Lease immediately prior to the first Extension Period, except that (i) Tenant shall have no further right to extend and (ii) monthly Base Rent shall be the rate which is Fair Market Value (as defined below). The Fair Market Value shall be the effective rent (face rate less free rent) being charged for comparable space in comparable buildings in the vicinity of the Building leased on comparable terms and shall be limited the rates charges in such comparable transactions for tenants renewing or extending their leases.

(a) Exercise of Option. The Extension Option may be exercised only by (i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than ten (10) months and no later than six (6) months prior to the commencement of the Extension Period, and (ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Option shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

(b) Failure to Exercise. If Tenant shall fail validly and timely to exercise the Option herein granted, said Option shall terminate and shall be null and void and of no further force and effect.

(c) Fair Market Value. Provided that Tenant has validly exercised its Option when and as required hereunder, not less than one hundred and eighty (180) days prior to the commencement of the Extension Period, Landlord shall provide written notice to Tenant of its determination of the Fair Market Value. Within ten (10) days after receiving such determination (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following. (i) accept Landlord’s determination; or (ii) object to Landlord’s determination and with such objection set forth in writing Tenant’s determination of the Fair Market Value. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with the then-current rules and procedures of the American Arbitration Association, but subject to the instructions set forth in this § 1.1 et seq.. If Tenant objects to Landlord’s determination of Fair Market Value, Tenant shall pay Rent at the Fair Market Value determined by Landlord until the matter is resolved by binding arbitration as provided below subject to retroactive adjustment after the matter is so resolved. If Tenant fails so to accept or object to Landlord’s determination of Fair Market Value in writing within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the Fair Market Value as determined by Landlord. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 1.1 et seq.

(d) Appointment of Arbitrators. Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten-year period ending on the date of such appointment in the leasing of commercial properties within Alameda County. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 1.1 et seq.

Third Addendum to Office and Laboratory Lease

Bancroft Way, LLC:: Aduro Biotech, Inc.

[Suites B, C & D, 18,211 rsf)

(e) Appointment of Third Arbitrator. The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last-appointed arbitrator agree upon and appoint a third arbitrator, who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two arbitrators.

(f) Arbitrators’ Decision. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Value, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall not be permitted to set Fair Market Value to any level other than either Landlord’s or Tenant’s submitted Fair Market Value.

(g) Failure to Appoint. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, but subject to the instructions set forth in this § 1.1 et seq..

(h) Cost of Arbitration. The cost of arbitration shall be paid by Landlord and Tenant equally.

(i) Default. Tenant’s exercise of the Option shall, at Landlord’s election, be null and void if Tenant is in Default on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void.

(j) Time. Time is of the essence of the Extension Option granted hereunder.

4 EXPANSION OF PREMISES. On the Effective Date the Premises shall be expanded by the addition thereto of Suite B in the Building containing approximately 3,990 rentable square feet of space for all purposes under the Lease, as reflected in the Table below and as depicted on the space plan attached hereto as Exhibit B and incorporated herein by reference (the “Space Plan”).

5 BASE YEAR. As specified in the Table below, the Base Year for the purposes calculating Tenant’s Additional Rent under § 2.3 of the Lease as heretofore amended shall be calendar year 2013 from and after the Effective Date.

6 MONTHLY BASE RENT. The Base Rent for the Premises specified in § 2(a) of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table below for the various periods and spaces set forth in the Table from and after the Effective Date. For the avoidance of doubt and in order to clarify the parties’ agreement hereunder, the Monthly Base Rent numbers shown in the Table reflect the Base Rent in effect on the original Commencement Date of the Lease as increased by the Base Rent Adjustment as provided in § 2.2 of the Lease. The parties agree that application of the Base Rent Adjustment has resulted in a Base Rent rate of $1.74 per rentable square foot of space in the Premises, which rate has been in effect since September 1, 2013, subject to further adjustment on the next Adjustment Date.

Third Addendum to Office and Laboratory Lease

Bancroft Way, LLC:: Aduro Biotech, Inc.

[Suites B, C & D, 18,211 rsf)

7 SUMMARY TABLE. The Table set forth in § 1 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1 of the Lease for all purposes from and after the Effective Date of this Third Addendum:

Period	Suite No.	Square Footage	Monthly Base Rent	Pro Rata Share	Base Year
June 1, 2014 thru August 31, 2015	C	8,421	$14,652.54	37.659%	2013
	D	5,800	$10,092.00
	B	3,990	$6,942.60
September 1, 2015 thru August 31, 2016	C	8,421	$14,652.54	37.659%	2013
	D	5,800	$10,092.00
	B	3,990	$6,942.60

8 CONDITION OF PREMISES. Except as otherwise expressly provided in this ¶ 8 with respect to Landlord’s preparation of the Premises for Tenant’s continued occupancy, Tenant shall accept the Premises, any existing Improvements in the Premises, and the Systems and Equipment serving the same in an “as is” condition on the Effective Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises in connection with Tenant’s continued occupancy of the Premises from and after the Effective Date.

8.1 Landlord’s Work. Landlord agrees that all Systems and Equipment serving the Premises shall be in good working condition on the Effective Date, and Landlord further agrees to complete the following items (and the following items only) as soon as reasonably feasible after the Effective Date, in coordination with Tenant’s Work described below, at Landlord’s sole cost and expense (collectively “Landlord’s Work”), as shown on the Space Plan:

(i) moving the existing fire panel in Suite B from its current location to a new location of Landlord’s choosing out of the way of Tenant;

8.2 Tenant’s Work. The facilities, materials, and work to be furnished, installed, and performed in Suite B by Tenant are referred to as the “Tenant’s Work,” which shall include any and all installations, materials, and work which may be undertaken by or for the account of Tenant other than Landlord’s Work described in ¶ 8.1 above, to prepare, equip, decorate, and furnish Suite B and/or the Premises for Tenant’s continued occupancy and shall include the connection and/or rewiring of Tenant’s telephone and data lines. Tenant shall not permit any liens to accrue or be filed against the Building or Development in connection the Tenant’s performance of Tenant’s Work. Tenant shall obtain all necessary permits for Tenant’s Work, which shall be completed in compliance with all applicable Laws and codes and in accordance with the highest standards of best construction practices. The parties agree that Tenant’s Work, to be completed by Tenant under Landlord’s supervision, as provided in the Lease, at Tenant’s sole cost and expense as soon as reasonably feasible after the Effective Dave, shall be completed in accordance with ¶¶ 8.2.1 through 8.2.4 below.

8.2.1 Plans & Approval. Tenant shall submit plans for any and all Tenant’s Work to Landlord for approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall comply with all applicable Laws in connection with the performance of Tenant’s Work and shall be responsible for obtaining any required permits.

8.2.2 Cost of Tenant’s Work and Rent Credit. Notwithstanding anything to the contrary herein, Tenant shall bear the entire cost of Tenant’s Work described in ¶ 8.2 above at Tenant’s sole cost and expense.

Third Addendum to Office and Laboratory Lease

Bancroft Way, LLC:: Aduro Biotech, Inc.

[Suites B, C & D, 18,211 rsf)

8.2.3 Contractor & Vendor Selection. Tenant shall have the right to select its own contractors and vendors for the performance of Tenant’s Work, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall give Landlord sufficient written notice before the commencement of any work so that Landlord can post notices of non-responsibility with respect to Tenant’s Work.

8.2.4 Restoration. Tenant shall have the right to configure its existing office and laboratory space to its own specifications, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed; provided, that Tenant shall be required to restore the Premises to their original condition on or before the Expiration Date as the same may be extended hereunder, unless Landlord’s waives the restoration requirement in writing in connection with granting its consent to any proposed changes.

8.3 Notice of Defects. It shall be conclusively presumed that the Premises including Suite B were in satisfactory condition (except for latent defects) as of the Effective Date, unless within thirty (30) days after the Effective Date Tenant shall give Landlord notice in writing specifying the respects in which the Premises Suite B were not in satisfactory condition. Nothing in this ¶ 8.7 shall excuse Landlord from its obligation to complete Landlord’s Work

9 SECURITY DEPOSIT. Tenant’s Security Deposit specified in § 3 of the Lease as heretofore amended shall be increased in consequence of the parties’ execution and delivery of this Third Addendum to each other from its current level to Ninety-Five Thousand Sixty One Dollars and 42/100 ($95,061.42). Tenant shall pay the increase in the Security Deposit to Landlord upon Tenant’s execution and delivery of this Third Addendum to Landlord. Tenant shall have the right to deliver up to a maximum of fifty percent (50%) of the Security Deposit to Landlord in the form of an irrevocable on-demand sight-draft letter of credit in a form reasonably satisfactory to Landlord and drawn on an institution reasonably satisfactory to Landlord.

10 ACCESS INSPECTION DISCLOSURE. Pursuant to California Civil Code § 1938, Landlord hereby notifies Tenant that, as of the date of this Third Addendum, the Premises have not undergone inspection by a “Certified Access Specialist” to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code § 55.53, and the Premises have not been determined to meet all applicable construction-related accessibility standards pursuant to Civil Code § 55.53.

11 NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Third Addendum or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

12 DEFINED TERMS. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this Third Addendum. The term Lease as used herein shall be deemed to include the Work Letter Agreement and the First Letter Agreement, each of which may also be referred to separately herein. In the event of any conflict between the provisions of the Lease, and this Third Addendum, the terms of this Third Addendum shall prevail.

13 SURVIVAL. Warranties, representations, agreements, and obligations contained in this Third Addendum shall survive the execution and delivery of this Third Addendum and shall survive any and all performances in accordance with this Third Addendum.

14 COUNTERPARTS. This Third Addendum may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Third Addendum.

15 ATTORNEYS’ FEES. If any party obtains a judgement against any other party or parties by reason of breach of this Third Addendum, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

16 SUCCESSORS. This Third Addendum and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

17 AUTHORITY. Each of the individuals executing this Third Addendum represents and warrants that he or she is authorized to execute this Third Addendum on behalf of the party for whom he or she is executing this Third Addendum and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this Third Addendum.

Third Addendum to Office and Laboratory Lease

Bancroft Way, LLC:: Aduro Biotech, Inc.

[Suites B, C & D, 18,211 rsf)

18 GOVERNING LAW. This Third Addendum shall be construed and enforced in accordance with the laws of the State of California.

19 CONSENT. This Third Addendum is subject to, and conditioned upon, any required consent or approval being granted without any fee or charge that is unacceptable to Landlord by Landlord’s mortgagees or ground lessors. If any such consents shall be denied or granted subject to the payment of unacceptable fees or charges hereunder, the Lease shall remain in full force and effect. If Landlord fails to notify Tenant to the contrary within sixty (60) days after this Third Addendum has been executed and delivered by both parties, Tenant may assume that such consent has been granted, or that the same is not required.

20 CONTINUING VALIDITY OF LEASE. Except as expressly modified herein, the Lease remains in full force and effect.

21 EXHIBITS. The following exhibits have been attached to this Third Addendum by the parties prior to their execution and deliver of the same to each other, which are incorporated herein by reference:

Exhibit A — The Lease

Exhibit B — Space Plan

22 WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this Third Addendum, and no representations, promises, or inducements have been made by the parties other than as appear in this Third Addendum, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Third Addendum. This Third Addendum may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Third Addendum as of the date first above written.

Landlord:	Tenant:

BANCROFT WAY, LLC, a California limited liability company	ADURO BIOTECH, INC., a Delaware corporation

By: /s/ Steven Goldin	By: /s/ Gregory W. Schafer

Steven Goldin	Gregory W. Schafer
[name typed]	[name typed]

Its: Managing Member	Its: COO

Third Addendum to Office and Laboratory Lease

Bancroft Way, LLC:: Aduro Biotech, Inc.

[Suites B, C & D, 18,211 rsf)

BANCROFT WAY, LLC

Second Addendum to Office Lease

THIS SECOND ADDENDUM TO OFFICE LEASE (the “Second Addendum”) is made and entered into as of May 1, 2013, by and between BANCROFT WAY, LLC, a California limited liability company (“Landlord”) and ADURO BIOTECH, INC., a Delaware corporation fka NanoTx Corp. (“Tenant”).

Recitals

A. Landlord and Tenant or its predecessor have heretofore entered into that certain lease dated June 1, 2005 (the “Lease”) for premises described as Suite C (the “Premises”), initially containing approximately 8,073 rentable square feet, in the building located at 626 Bancroft Way, Berkeley, California (the “Building”), which forms part of the mixed-use building development commonly known as the 600-630 Bancroft Way Development (the “Development”) with a street address of 600-630 Bancroft Way, Berkeley, California. The square footage of the Development is 48,358.

B. The Lease has heretofore been amended or assigned by the following instruments: (1) letter agreement dated September 1, 2008 (the “First Letter Agreement”), under which the Term of the Lease was extended through August 31, 2010; (ii) letter agreement dated February 11, 2010 (the “Second Letter Agreement, under which the Term of the Lease was extended through August 31, 2012; and (iii) that certain First Addendum to Office Lease dated as of May 12, 2011 (the “First Addendum”), under which the Term of the Lease was extended through August 31, 2014, and the Premises were expanded by the addition thereto of approximately 5,800 rentable square feet of space known as Suite D in the Building.

C. Tenant was named NanoTx Corp. when it signed the Lease, although it did business as Aduro BioTech. Tenant has changed its corporate name to Aduro BioTech. Tenant has reincorporated in Delaware by merging into a Delaware corporation named Aduro BioTech, Inc.

D. The parties mutually desire to amend the terms of the Lease to extend the Term of the Lease and make certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now, therefore, in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the’ parties agree as follows:

1 EFFECT OF ADDENDUM. Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions hi the Lease. Terms defined in the Lease shall have the same meanings in this Second Addendum, unless a different definition is set forth in this Second Addendum. The term Lease as used herein shall be deemed to include the First Extension Agreement, the Second Extension Agreement, and the First Addendum, each of which may also be referred to separately herein. A true, complete, and correct copy of the Lease as heretofore amended is attached hereto as Exhibit A and incorporated herein by reference.

2 EFFECTIVE DATE. The amendments and changes specified in this Second Addendum shall become effective from and after the date of the parties’ execution and delivery of this Second Addendum to each other(the “Effective Date”), or, if later, on the specific date expressly associated with each change or modification of the Lease specified in this Second Addendum.

3 EXTENSION OF LEASE TERM. The Term of the Lease specified in § 1.2 of the Lease as heretofore amended is hereby extended for an additional period of two (2) years commencing on September 1, 2014 (the “Extension Term Commencement Date” or “ETCD”), and the Ex lion Date of the Lease is hereby amended accordingly to August 31, 2016.

Second Addendum to Office Lease

Bancroft Way, LLC:: Aduro Biotech, Inc. fka NanoTx Corp.

[Suites C & D, 14,221 rsf)

4 EXPANSION OF PREMISES. On the ETCD the rentable square footage of Suite C shall increase from its current level of 8,073 rentable square feet of space to 8,421 square feet of rentable space.

5 SUMMARY TABLE. The Table set forth in § 1 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1 of the Lease for all purposes from and after the Effective Date of this Second Addendum:

Period	Suite No.	Square Footage	Monthly Base Rent	Pro Rata Share	Base Year
September 1, 2014 thru August 31, 2015	C	8,421	$13,894.65	29.408%	2013
	D	5,800	$9,570.00
September 1, 2015 thru August 31, 2016	C	8,421	$13,894.65	29.408%	2013
	D	5,800	$9,570.00

6 EXTENSION TERM BASE RENT. The Base Rent for the Premises specified in § 2(a) of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table above for the various periods and spaces set forth in the Table from and after the ETCD. For the avoidance of doubt and in order to clarify the parties’ agreement hereunder, the Base Rent numbers shown in the Table able are the Base Rent numbers applicable under the First Addendum as of September 1, 2011 (the “Base Rent Date”), which Base Rent numbers have increased (and shall continue to increase) on each anniversary of the Commencement Date as provided in § 2.2 of the Lease. The Base Rent under this Second Addendum shall be increased on the ETCD and each anniversary of the ETCD thereafter as provided in § 2.2 of the Lease, except that from and after the ETCD the Base Rent Date shall be substituted for all purposes hereunder for “Commencement Date” in § 2.2 of the Lease. Notwithstanding anything to the contrary herein or in the Table, the CPI Escalation Amount to be applied on the ETCD shall be the percentage increase in the CPI from September 1, 2013, through the ETCD.

7 EXTENSION TERM BASE YEAR. As specified in the Table above, the Base Year for the purposes calculating Tenant’s Additional Rent under § 2.3 of the Lease as heretofore amended shall be calendar year 2013 from and after the Effective Date.

8 CONDITION OF PREMISES. Except as otherwise expressly provided in this ¶ 8 with respect to Landlord’s preparation of the Premises for Tenant’s continued occupancy, Tenant shall accept the Premises, any existing Improvements in the Premises, and the Systems and Equipment serving the same in an “as is” condition on the Effective Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises in connection with Tenant’s continued occupancy of the Premises from and after the Effective Date.

8.1 Landlord’s Work. Landlord agrees that all Systems and Equipment serving the Premises shall be in good working condition on the Effective Date, and Landlord further agrees to complete the following items (and the following items only) as soon as reasonably feasible after the Effective Date at Landlord’s sole cost and expense (collectively “Landlord’s Work”):

(i) revision of the landscaping on the north and west faces of the Building and at the front gate, as shown on the Site Plan, which work Landlord agrees to use commercially reasonable efforts to complete on or before August 31, 2013; and

(ii) improvement of the exhaust capacity for the eastern set of bathrooms.

(iii) removal of the vacuum pump;

Second Addendum to Office Lease

Bancroft Way, LLC:: Aduro Biotech, Inc. fka NanoTx Corp.

[Suites C & D, 14,221 rsf)

8.2 Tenant’s Work. The facilities, materials, and work to be furnished, installed, and performed in the Premises by Tenant are referred to as the “Tenant’s Work,” which shall include any and all installations, materials, and work which may be undertaken by or for the account of Tenant other than Landlord’s Work described in ¶ 8.1 above, to prepare, equip, decorate, and furnish the Premises and/or Premises for Tenant’s continued occupancy and shall include the connection and/or rewiring of Tenant’s telephone and data lines. Tenant shall not permit any liens to accrue or be filed against the Building or Development in connection the Tenant’s performance of Tenant’s Work. Tenant shall obtain all necessary permits for Tenant’s Work, which shall be completed in compliance with all applicable Laws and codes and in accordance with the highest standards of best construction practices. The parties agree that Tenant’s Work, to be completed by Tenant under Landlord’s supervision, as provided in the Lease, at Tenant’s sole cost and expense as soon as reasonably feasible after the Effective Dave, shall include the following items and the following items only:

(a) reconfiguration the existing Premises to create areas designated A, D, E, F, & G as shown on the site plan attached hereto as Exhibit B and incorporated herein by reference (the “Site Plan”);

(b) repair of the HVAC serving the main conference room — apply up to $3K in TI’s for upgraded compressor.

(c) remodeling of kitchenette;

(d) installation of light tubes for Area A shown on the Site Plan;

(e) installation of carpet for Areas A, B, C, D, E, F, & G as shown on the Site Plan;

(f) installation of a keycard access system;

(g) update Bldg. 3 external paint accent colors to match Bldg. 2

(j) addition of an office for Area G, as shown on the Site Plan.

8.2.1 Plans & Approval. Tenant shall submit plans for any and all Tenant’s Work to Landlord for approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall comply with all applicable Laws in connection with the performance of Tenant’s Work and shall be responsible for obtaining any required permits.

8.2.2 Cost of Tenant’s Work and Rent Credit. Notwithstanding anything to the contrary herein, Tenant shall bear the entire cost of Tenant’s Work described in ¶ 8.2 above at Tenant’s sole cost and expense. In consideration of Tenant’s agreement to bear the cost of Tenant’s Work as provided in this ¶ 8.2, Landlord agrees to provide a credit to Tenant against the Base Rent first due after the ETCD in the amount of Thirty Thousand Dollars ($30,000.00) (the “Base Rent Credit”).

8.2.3 Contractor & Vendor Selection. Tenant shall have the right to select its own contractors and vendors for the performance of Tenant’s Work, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall give Landlord sufficient written notice before the commencement of any work so that Landlord can post notices of non-responsibility with respect to Tenant’s Work.

8.2.4 Restoration. Tenant shall have the right to configure its existing office and laboratory space to its own specifications, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed; provided, that Tenant shall be required to restore the Premises to their original condition on or before the Expiration Date as the same may be extended hereunder, unless Landlord’s waives the restoration requirement in writing in connection with granting its consent to any proposed changes.

Second Addendum to Office Lease

Bancroft Way, LLC:: Aduro Biotech, Inc. fka NanoTx Corp.

[Suites C & D, 14,221 rsf)

8.3 Notice of Defects. It shall be conclusively presumed that the Premises were in satisfactory condition (except for latent defects) as of the Effective Date, unless within thirty (30) days after the Effective Date Tenant shall give Landlord notice in writing specifying the respects in which the Premises was not in satisfactory condition. Nothing in this ¶ 8.7 shall excuse Landlord from its obligation to complete Landlord’s Work.

8.4 Adjustment of Square Footage. Landlord and Tenant agree that it is not certain as of the date of this Second Addendum whether Landlord’s Work and/or Tenant’s Work described in this ¶ 8 et seq. will change the square footage of the Premises stated in the Table above. Landlord and Tenant agree to re-measure the Premises at the conclusion of all such work and, if the square footage shown in the Table has changed, to execute and deliver to each other a suitable amendment to the Lease expressing such change in the square footage and related adjustments.

9 SECURITY DEPOSIT. Tenant’s Security Deposit specified in § 3 of the Lease as heretofore amended shall remain unchanged in consequence of the parties’ execution and delivery of this Second Addendum to each other.

10 NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this Second Addendum or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

11 DEFINED TERMS. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this Second Addendum. The term Lease as used herein shall be deemed to include the Work Letter Agreement and the First Letter Agreement, each of which may also be referred to separately herein. In the event of any conflict between the provisions of the Lease, and this Second Addendum, the terms of this Second Addendum shall prevail.

12 SURVIVAL. Warranties, representations, agreements, and obligations contained in this Second Addendum shall survive the execution and delivery of this Second Addendum and shall survive any and all performances in accordance with this Second Addendum.

13 COUNTERPARTS. This Second Addendum may be executed in any number of counterparts, which each severally and all together shall constitute one and the same Second Addendum.

14 ATTORNEYS’ FEES. If any party obtains a judgement against any other party or parties by reason of breach of this Second Addendum, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

15 SUCCESSORS. This Second Addendum and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

16 AUTHORITY. Each of the individuals executing this Second Addendum represents and warrants that he or she is authorized to execute this Second Addendum on behalf of the party for whom he or she is executing this Second Addendum and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this Second Addendum.

17 GOVERNING LAW. This Second Addendum shall be construed and enforced in accordance with the laws of the State of California.

18 CONSENT. This Second Addendum is subject to, and conditioned upon, any required consent or approval being granted without any fee or charge that is unacceptable to Landlord by Landlord’s mortgagees or ground lessors. If any such consents shall be denied or granted subject to the payment of unacceptable fees or charges hereunder, the Lease shall remain in full force and effect. If Landlord fails to notify Tenant to the contrary within sixty (60) days after this Second Addendum has been executed and delivered by both parties, Tenant may assume that such consent has been granted, or that the same is not required.

19 CONTINUING VALIDITY OF LEASE. Except as expressly modified herein, the Lease remains in full force and effect.

Second Addendum to Office Lease

Bancroft Way, LLC:: Aduro Biotech, Inc. fka NanoTx Corp.

[Suites C & D, 14,221 rsf)

20 EXHIBITS. The following exhibits have been attached to this Second Addendum by the parties prior to their execution and deliver of the same to each other, which are incorporated herein by reference:

Exhibit A — The Lease

Exhibit B — Site Plan

21 WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this Second Addendum, and no representations, promises, or inducements have been made by the parties other than as appear in this Second Addendum, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Second Addendum. This Second Addendum may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this Second Addendum as of the date first above written.

Landlord:	Tenant:

BANCROFT WAY, LLC, a California limited liability company	ADURO BIOTECH, INC., a Delaware corporation fka NanoTx Corp.

By: /s/ Steven Goldin	By: /s/ Stephen T. Isaacs

Steven Goldin	Stephen T. Isaacs
[name typed]	[name typed]

Its: Managing Member	Its: Chairman & CEO

Second Addendum to Office Lease

Bancroft Way, LLC:: Aduro Biotech, Inc. fka NanoTx Corp.

[Suites C & D, 14,221 rsf)

suite_A
suite_B
suite_C
suite_D
a
b
c
d
WEST FACE
NORTH FACE

EXHIBIT B

BANCROFT WAY, LLC

First Addendum to Office Lease

THIS FIRST ADDENDUM TO OFFICE LEASE (the “First Addendum”) is made and entered into as of May 12, 2011, by and between BANCROFT WAY, LLC, a California limited liability company (“Landlord”) and ADURO BIOTECH, INC., a California corporation fka NanoTx Corp. (“Tenant”).

Recitals

A. Landlord and Tenant or its predecessor have heretofore entered into that certain lease dated June 1, 2005 (the “Lease”) for premises described as Suite 3C (the “Premises”), initially containing approximately 8,073 rentable square feet, in the building located at 626 Bancroft Way, Berkeley, California (the “Building”), which forms part of the mixed-use building development commonly known as the 600-630 Bancroft Way Development (the “Development”) with a street address of 600-630 Bancroft Way, Berkeley, California. The square footage of the Development is 48,358.

B. The Lease has heretofore been amended or assigned by instruments dated September 1, 2008, and February 11, 2010 (the “Extension Agreements”) under which the Term of the Lease was extended through August 31, 2012.

C. Tenant was named NanoTx Corp. when it signed the Lease, although it did business as Aduro BioTech. Tenant has changed its corporate name to Aduro BioTech. Tenant intends to reincorporate in Delaware by merging into a Delaware corporation named Aduro BioTech, Inc.

D. The parties mutually desire to amend the terms of the Lease to extend the Term, expand the Premises, and make certain other related changes, all on and subject to the terms and conditions hereof.

Agreement

Now , therefore , in consideration of the mutual terms and conditions herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1 EFFECT OF ADDENDUM. Landlord and Tenant agree that notwithstanding anything contained in the Lease to the contrary, the provisions set forth below will be deemed to be part of the Lease and shall supersede, to the extent they differ, any contrary provisions in the Lease. Terms defined in the Lease shall have the same meanings in this First Addendum, unless a different definition is set forth in this First Addendum. The term Lease as used herein shall be deemed to include the Extension Agreements, each of which may also be referred to separately herein. A true, complete, and correct copy of the Lease as heretofore amended is attached hereto as Exhibit A and incorporated herein by reference.

2 EFFECTIVE DATE. The amendments and changes specified in this First Addendum shall become effective on June 1, 2011 (the “Effective Date”). Notwithstanding the foregoing, this First Addendum shall constitute the fully-binding agreement and contract of the parties from and after the date of the parties’ execution and delivery of this First Addendum to each other.

3 CORPORATE CHANGE OF NAME. Upon the effectiveness of the merger described as intended under Recital C above, Aduro BioTech, Inc., a Delaware corporation, will automatically become the Tenant under the Lease. Tenant agrees to give to Landlord written notice of any such change in name within thirty (30) days after the completion of the proposed merger.

4 EXTENSION OF LEASE TERM. The Term of the Lease specified in § 1.2 of the Lease as heretofore amended is hereby extended for an additional period of two (2) years commencing on September 1, 2012, and the Expiration Date of the Lease is hereby amended accordingly to August 31, 2014.

First Addendum to Office Lease

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page 1 of 7	[Suites 3C & D, 13,873 rsf]

4.1 Option to Renew. Tenant is hereby granted three (3) successive options to extend (collectively the “Extension Options”) the Term of the Lease for three (3) additional consecutive periods of two (2) years each (collectively the “Extension Periods”). The first Extension Period term shall begin the first day following the Expiration Date and shall take effect on the same terms and conditions in effect under the Lease immediately prior to the first Extension Period, except that (i) Tenant shall have no right to extend other than any remaining Extension Options and (ii) monthly Base Rent shall be the rate which is Fair Market Value (as defined below). The Fair Market Value shall be the effective rent (face rate less free rent) being charged for comparable space in comparable buildings in the vicinity of the Building leased on comparable terms and shall be limited the rates charges in such comparable transactions for tenants renewing or extending their leases.

(a) Exercise of Options. The Extension Options may be exercised only by (i) delivering in person to Landlord’s Building Manager in the Building Office written notice of Tenant’s irrevocable election to exercise no earlier than ten (10) months and no later than six (6) months prior to the commencement of the first, second, or third Extension Period, as the case may be, and (ii) collecting and retaining in exchange for such notice of exercise an original written receipt therefor signed and dated by Landlord’s Building Manager. Tenant’s exercise of its Extension Options shall not be effective or valid if there is any deviation in the timing or manner of exercise prescribed herein.

(b) Nullification of Exercise. Notwithstanding anything to the contrary herein, Landlord shall have the right in its sole and absolute discretion to nullify Tenant’s exercise of any of its Extension Options granted hereunder upon written notice within thirty (30) days after the date of Tenant’s exercise of its Extension Option for such Extension Period if the Building or Development is selected by the LBNL as the site for development of a new campus. If Landlord exercises its option nullification right hereunder, Landlord shall pay to Tenant (i) a “Nullification Fee” in the amount of Eighty Thousand Dollars ($80,000) and (ii) the reasonable costs incurred by Tenant in moving to a comparable facility of Tenant’s choice in the San Francisco Bay Area. The Nullification Fee, if any, shall be payable by Landlord in full on or before the Expiration Date of the then-current initial Term or Extension Period, as the case may be.

(c) Failure to Exercise. If Tenant shall fail validly and timely to exercise any of the Options herein granted, said Options shall terminate and shall be null and void and of no further force and effect.

(d) Fair Market Value. Provided that Tenant has validly exercised its Options when and as required hereunder, not less than one hundred and eighty (180) days prior to the commencement of the first, second, or third Extension Period, as the case may be, Landlord shall provide written notice to Tenant of its determination of the Fair Market Value. Within ten (10) days after receiving such determination (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept Landlord’s determination; or (ii) object to Landlord’s determination and with such objection set forth in writing Tenant’s determination of the Fair Market Value. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with the then-current rules and procedures of the American Arbitration Association, but subject to the instructions set forth in this § 3.1 et seq.. If Tenant objects to Landlord’s determination of Fair Market Value, Tenant shall pay Rent at the Fair Market Value determined by Landlord until the matter is resolved by binding arbitration as provided below subject to retroactive adjustment after the matter is so resolved. If Tenant fails so to accept or object to Landlord’s determination of Fair Market Value in writing within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the Fair

First Addendum to Office Lease

Bancroft Way, LLC:: Aduro BioTech fka NanoTx Corp.

page 2 of 7	[Suites 3C & D, 13,873 rsf]

Market Value as determined by Landlord. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 3.1 et seq.

(e) Appointment of Arbitrators. Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the ten-year period ending on the date of such appointment in the leasing of commercial properties within Berkeley, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 3.1 et seq.

(f) Appointment of Third Arbitrator. The two (2) arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last-appointed arbitrator agree upon and appoint a third arbitrator, who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two arbitrators.

(g) Arbitrators’ Decision. The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Value, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. The arbitrators shall not be permitted to set Fair Market Value to any level other than either Landlord’s or Tenant’s submitted Fair Market Value.

(h) Failure to Appoint. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, the arbitrator timely appointed by one of the parties shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the Commercial Arbitration Rules of the American Arbitration Association then in effect, but subject to the instructions set forth in this § 3.1 et seq..

(i) Cost of Arbitration. The cost of arbitration shall be paid by Landlord and Tenant equally.

(j) Default. Tenant’s exercise of the Options shall, at Landlord’s election, be null and void if Tenant is in Default on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the relevant Extension Period, Tenant’s exercise of the Extension Options shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default. If the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the first Extension Option, then immediately upon such termination all the Extension Options shall simultaneously terminate and become null and void; and if the Lease or Tenant’s right to possession of the Premises shall terminate before Tenant shall have exercised the second or third Extension Option, then immediately upon such termination the second and third Extension Options shall simultaneously terminate and become null and void.

(k) Time. Time is of the essence of the Extension Options granted hereunder.

First Addendum to Office Lease

Bancroft Way, LLC:: Aduro BioTech fka NanoTx Corp.

page 3 of 7	[Suites 3C & D, 13,873 rsf]

5 SUMMARY TABLE. The Table set forth in § 1 of the Lease as heretofore amended is hereby superseded and replaced in its entirety by the following table, which shall constitute the Table under § 1 of the Lease for all purposes from and after the Effective Date of this First Addendum:

Period	Suite No.	Square Footage	Monthly Base Rent	Pro Rata Share	Base Year
June 1, 2011 thru August 31, 2012	3C	8,073	$13,320.45	28.688%	2011
	D	5,800	$9,570.00
September 1, 2012 thru August 31, 2014	3C	8,073	$13,320.45	28.688%	2011
	D	5,800	$9,570.00

6 EXTENSION TERM BASE RENT. The Base Rent for the Premises specified in § 2(a) of the Lease as heretofore amended shall be the amounts specified as Monthly Base Rent in the Table above for the various periods and spaces set forth in the Table from and after the Effective Date. The Base Rent shall be increased on each anniversary of the Effective Date, which term shall be substituted for all purposes hereunder for “Commencement Date” in § 2.2 of the Lease.

7 EXTENSION TERM BASE YEAR. As specified in the Table above, the Base Year for the purposes calculating Tenant’s Additional Rent under § 2.3 of the Lease as heretofore amended shall be calendar year 2011 from and after the Effective Date.

8 EXPANSION OF PREMISES. Upon the Effective Date the Premises shall be expanded by the addition thereto of approximately 5,800 rentable square feet of space known as Suite Din the Building (“Suite D” or the “Expansion Space”) for all purposes under the Lease. All references in the Lease to the “Premises” shall refer to Premises as so augmented by the addition of Suite D from and after the Effective Date. The floor plan and location of Suite D is shown on the space plan attached hereto as Exhibit B and incorporated herein by reference (the “Space Plan”). From and after Effective Date, Suite D shall become part of the Premises pursuant to the basic terms specified in the Table above regarding Term, Base Rent, Tenant’s Pro Rata Share of Increased CAM Charges, Increased Taxes, Increased Insurance Costs, and the Base Year for the purposes of calculating Additional Rentable payable with respect to Suite D.

8.1 Contingency. Notwithstanding anything to the contrary herein, Tenant understands and acknowledges that the term of the existing lease of the Expansion Space will not expire on its terms until June 30, 2011. Landlord believes that the existing tenant in the Expansion Space will vacate on or before May 31, 2011; however, Landlord will incur no liability to Tenant if the existing tenant fails so to vacate, and in any such case the addition of the Expansion Space shall be delay day for day until such time as the existing tenant vacates the Expansion Space.

8.2 Early Access. Landlord will (subject to the lease with the existing tenant) allow Tenant full access to the Expansion Space from and after the date of the parties’ execution and delivery of this First Addendum to each other and will continue to permit Tenant to use the conference room in accordance with the agreement between Tenant and the existing tenant in the Expansion Space.

9 CONDITION OF PREMISES. Except as otherwise expressly provided in this ¶ 8 with respect to Landlord’s preparation of the Expansion Space for Tenant’s occupancy, Tenant shall accept the Expansion Space, any existing Improvements in the Expansion Space, and the Systems and Equipment serving the same in an “as is” condition on the Effective Date, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Expansion Space in connection with Tenant’s continued occupancy of the Premises as expanded by the Expansion Space from and after the Effective Date. Landlord agrees to deliver the Expansion Space to Tenant broom clean with all Systems and Equipment in good working condition and to perform the following preparatory work to be completed on or before the Effective Date (collectively “Landlord’s Work”):

First Addendum to Office Lease

Bancroft Way, LLC:: Aduro BioTech fka NanoTx Corp.

page 4 of 7	[Suites 3C & D, 13,873 rsf]

(i) application of fresh Building-standard paint;

(ii) professional cleaning of all carpeted surfaces;

(iii) cleaning of all lights and fixtures and installation of updated bulbs; and

(iv) cleaning of all ceiling tiles and removal of all stains.

The cost of Landlord’s Work shall not be deducted from the Improvement Allowance provided in ¶ 8.3 below.

9.2 Tenant’s Preparation. The facilities, materials, and work to be furnished, installed, and performed in the Expansion Space by Tenant are referred to as the “Work,” which shall include any and all other installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Premises and / or Expansion Space for Tenant’s occupancy and shall include the connection and / or rewiring of Tenant’s telephone and data lines. Tenant shall not permit any liens to accrue or be filed against the Building or Development.

9.3 Plans & Approval. Tenant shall submit plans for any and all Tenant’s Work to Landlord for approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall comply with all applicable Laws in connection with the performance of Tenant’s Work and shall be responsible for obtaining any required permits.

9.4 Improvement Allowance. Landlord agrees to provide for Tenant’s use a sum equal to Sixty Thousand Dollars ($60,000) to be applied to the cost of Tenant’s Work or to other costs to Tenant under the Lease. Tenant may cause bills from approved contractors and vendors to be submitted directly to Landlord for payment up to the maximum amount of the Improvement Allowance. If Tenant elects to apply the Improvement Allowance or any portion thereof against rentals owing under the Lease, a maximum of one (1) month’s rental obligation may be applied immediately, and the remainder of the amount to be applied shall be amortized over the remainder of the initial renewal term after the Effective Date.

9.5 Contractor & Vendor Selection. Tenant shall have the right to select its own contractors and vendors for the performance of Tenant’s Work, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed. Tenant shall give Landlord sufficient written notice before the commencement of any work so that Landlord can post notices of non-responsibility with respect to Tenant’s Work.

9.6 Restoration. Tenant shall have the right to configure its existing office and laboratory space to its own specifications, subject to Landlord’s reasonable approval, which shall not be unreasonably withheld, conditioned, or delayed; provided, that Tenant shall be required to restore the Premises to their original condition on or before the Expiration Date as the same may be extended hereunder, unless Landlord’s waives the restoration requirement in writing in connection with granting its consent to any proposed changes.

9.7 Notice of Defects. It shall be conclusively presumed upon Tenant’s taking actual possession of the Expansion Space that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Effective Date Tenant shall give Landlord notice in writing specifying the respects in which the Expansion Space was not in satisfactory condition. Nothing in this ¶ 8.7 shall excuse Landlord from its obligation to complete Landlord’s Work.

10 Incubator Tenants. Landlord and Tenant agree to work together in good faith to accommodate any “incubator” tenants that Landlord may suggest to Tenant; provided, the parties understand that no enforceable or legal obligation is created under this ¶ 9. If Tenant elects to accommodate any incubator tenant proposed by Landlord, the parties will enter into a separate agreement to memorialize their agreement with respect to any such arrangement, which will include a flat rate to include utilities, the location for the subtenant, a separate entrance, insurance, and alarm considerations.

First Addendum to Office Lease

Bancroft Way, LLC:: Aduro BioTech fka NanoTx Corp.

page 5 of 7	[Suites 3C & D, 13,873 rsf]

11 External Property Upgrades. Tenant has requested the following external property upgrades in connection with the extension of the Term provided for hereunder (collectively the “External Improvements”):

(i) removal of the ramp in from of the entrance after SEEO’s HVAC unit is removed;

(ii) landscaping of the existing flower beds; and

(iii) repainting of the orange railings, if the Landlord’s Board approves of such a change.

Landlord agrees to use commercially reasonable efforts to complete the External Upgrades within eighteen (18) months after the Effective Date; provided, Landlord shall incur no liability to Tenant hereunder if Landlord fails to complete any such External Upgrades for any reason.

12 SECURITY DEPOSIT. Tenant’s Security Deposit specified in § 3 of the Lease as heretofore amended shall be increased in consequence of the parties’ execution and delivery of this First Addendum to each other from its current level to Forty-Seven Thousand Seven Hundred Eighty Dollars and Ninety Cents ($45,780.90). Tenant shall pay the increase in the Security Deposit to Landlord upon Tenant’s execution and delivery of this First Addendum to Landlord.

13 NO DISCLOSURE. Tenant agrees that it shall not disclose any of the matters set forth in this First Addendum or disseminate or distribute any information concerning the terms, details, or conditions hereof to any person, firm, or entity without obtaining the express written approval of Landlord.

14 DEFINED TERMS. Terms used herein that are defined in the Lease shall have the meanings therein defined, unless a different definition is set forth in this First Addendum. The term Lease as used herein shall be deemed to include the Work Letter Agreement and the Extension Agreements, each of which may also be referred to separately herein. In the event of any conflict between the provisions of the Lease, and this First Addendum, the terms of this First Addendum shall prevail.

15 SURVIVAL. Warranties, representations, agreements, and obligations contained in this First Addendum shall survive the execution and delivery of this First Addendum and shall survive any and all performances in accordance with this First Addendum.

16 COUNTERPARTS. This First Addendum may be executed in any number of counterparts, which each severally and all together shall constitute one and the same First Addendum.

17 ATTORNEYS’ FEES. If any party obtains a judgement against any other party or parties by reason of breach of this First Addendum, reasonable attorneys’ fees and costs as fixed by the court shall be included in such judgement against the losing party or parties.

18 SUCCESSORS. This First Addendum and the terms and provisions hereof shall inure to the benefit of and be binding upon the heirs, successors, and assigns of the parties.

19 AUTHORITY. Each of the individuals executing this First Addendum represents and warrants that he or she is authorized to execute this First Addendum on behalf of the party for whom he or she is executing this First Addendum and that by his or her signature such party is legally bound by the terms, covenants, and conditions of this First Addendum.

20 GOVERNING LAW. This First Addendum shall be construed and enforced in accordance with the laws of the State of California.

21 CONSENT. This First Addendum is subject to, and conditioned upon, any required consent or approval being granted without any fee or charge that is unacceptable to Landlord by Landlord’s mortgagees or ground lessors. If any such consents shall be denied or granted subject to the payment of unacceptable fees or charges hereunder, the Lease shall remain in full force and effect. If Landlord fails to notify Tenant to the contrary within sixty (60) days after this First Addendum has been executed and delivered by both parties, Tenant may assume that such consent has been granted, or that the same is not required.

First Addendum to Office Lease

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page 6 of 7	[Suites 3C & D, 13,873 rsf]

22 CONTINUING VALIDITY OF LEASE. Except as expressly modified herein, the Lease remains in full force and effect.

23 EXHIBITS. The following exhibits have been attached to this First Addendum by the parties prior to their execution and deliver of the same to each other, which are incorporated herein by reference:

Exhibit A — The Lease

Exhibit B — Site Plan

24. WHOLE AGREEMENT. The mutual obligations of the parties as provided herein are the sole consideration for this First Addendum, and no representations, promises or inducements have been made by the parties other than as appear in this First Addendum, which supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this First Addendum. This First Addendum may not be amended except in writing signed by all the parties.

In witness whereof, the parties have executed this First Addendum as of the date first above written.

Landlord: BANCROFT WAY, LLC, a California limited liability company By: /s/ Steven Goldin Steven Goldin [name typed] Its: Managing Member	Tenant: ADURO BIOTECH, INC., a Delaware corporation fka NanoTx Corp. By: /s/ Stephen. T Isaacs Stephen T. Isaacs [name typed] Its: Chairman & CEO
/s/ Dirk Brockstedt Dirk Brockstedt

First Addendum to Office Lease

Bancroft Way, LLC:: Aduro BioTech fka NanoTx Corp.

page 7 of 7	[Suites 3C & D, 13,873 rsf]

600-630 BANCROFT WAY

Commercial Office Lease

THIS COMMERCIAL OFFICE LEASE (the “Lease”) is entered into as of June 1, 2005 by and between BANCROFT WAY, LLC, a California limited liability company (“Landlord”) and ONCOLOGIC, INC., a California corporation (“Tenant”).

1 BASICLEASETERMS. Landlord leases to Tenant, and Tenant rents and hires from Landlord, the Premises described in § 1.1 below, for the rents hereinafter reserved, for the term stated in § 1.1.3 below, and upon and subject to the terms, conditions (including limitations, restrictions, and reservations), and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed. The parties agree that the following table (the “Table”) sets forth in summary form the basic terms of this Lease, as all of such terms as defined below:

Period	Suite No.	Square Footage	Monthly Base Rent	Pro Rata Share	Base Year
September l, 2005 to August 31, 2006	3C	8,073	$10,091.25	16.694%	2005
September 1, 2006 to August 31, 2007	3C	8,073	$10,091.25	16.694%	2005
September 1, 2007 to August 31, 2008	3C	8,073	$10,091.25	16.694%	2005

In the event of any conflict between the terms contained in the Table and the terms contained in subsequent sections of the Lease, the terms of the Table shall control, subject to any adjustments specifically provided for in any other provisions of the Lease.

1.1 Premises. The Premises leased to Tenant (the “Premises”) are a portion of the first (1st) floor of the Building described in § 1.1.1 below and are commonly known as Suite 3C, containing approximately 8,073 rentable square feet of space, as shown on the floor plan annexed hereto as Exhibit B. The Premises also include all fixtures and equipment which are attached thereto, except items not deemed to be included therein and which are removable by Tenant as provided in § 19 below. Landlord and Tenant agree that the square footage of the Premises, for all purposes under this Lease, is as specified in the Table. Tenant acknowledges that it has had an opportunity to verify the numbers stated in the Table relating to the measurements of the Premises prior to the Commencement Date of this Lease.

1.1.1 Building. The Premises are located in the building known by the street address 626 Bancroft Way (the “Building”) in the City of Berkeley, County of Alameda, State of California. The Building is more particularly described and depicted in Exhibit A which is attached hereto. Landlord and Tenant agree that the square footage of the Building, for all purposes under this Lease, is 24,295. Tenant acknowledges that it has had an opportunity to verify the measurement of the Building prior to the Commencement Date of this Lease.

1.1.2 Development. The Building is located in and forms part of the real property commonly known as the 600-630 Bancroft Way Development, with a street address of 626 Bancroft Way, Berkeley, California (the “Development”), which comprises three different buildings and constitutes a single parcel on the assessment roll of the Alameda County Tax Assessor. For the purposes of this Lease, the Development shall mean the Building and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalk, parking garages and lots, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment (as defined in § 5.5 below), furniture, and other personal property located thereon or therein and used in connection therewith, whether title is held by Landlord or its affiliates. Landlord and Tenant agree that the square footage of the Development, for all purposes under this Lease, is 48,358. Tenant acknowledges that it has had an opportunity to verify the measurement of the Development prior to the Commencement Date of this Lease.

1.1.3 Parking. Tenant is entitled to sixteen (16) unreserved parking spaces in the parking lot of 600- 630 Bancroft Way. If it is necessary at any time to reserve parking spaces or hire a guard to monitor parking, Landlord may, at its option, do so and pass through to Tenant both reasonable administrative and direct labor expenses for the guard or monitor based on Tenant’s Pro Rata Share as defined in § 2.3 below. Notwithstanding the foregoing, Tenant may use additional spaces as available so long as they are not required for new tenants in the Property

1.2 Term. The term (the “Term”) for which the Premises are hereby leased shall commence on the “Commencement Date,” which shall be September 1, 2005, or, if earlier, the day on which the Premises are ready for occupancy (as defined in § 5.2 below) and shall end on August 31, 2008 (the “Expiration Date”) or any earlier date upon which the Term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law. Promptly following the Commencement Date the parties hereto shall, if required by Landlord, enter into a supplementary agreement fixing the dates of the Commencement Date and the Expiration Date in the form which is attached hereto as Exhibit C and incorporated herein by reference.

1.2.1 Delay in Possession. If Landlord is unable for any reason to deliver possession of the Premises to Tenant at the target commencement dated stated in the Table above, or if Landlord’s Work pursuant to § 5 below and / or any Work Letter Agreement is not substantially completed on or before such target commencement date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any Rent until possession is delivered and the Commencement Date occurs as provided in § 1.2 above. In the event of any such delay in the occurrence of the Commencement Date, the Expiration Date shall be similarly extended by one (1) day for each such day of delay in the Commencement Date, so that the duration of the Term shall remain the same as that stated in the Table despite the delay in the Commencement Date. Tenant may at its option terminate this Lease if the Commencement Date does not occur within sixty (60) days of the target commencement date stated in the Table above.

1.2.2 Options to Renew. Tenant is hereby granted one (1) option to extend (the “Extension Option”) the Term of the Lease for one (1) additional period of two (2) Lease Years (collectively the “Extension Period”). The Extension Period term shall begin the first day following the Expiration Date and shall take effect on the same terms and conditions in effect under the Lease immediately prior to the Extension Period, except that monthly Base Rent shall be the rate which is Fair Market Value (as defined below), except that (i) Tenant shall have no further right to extend and (ii) monthly Base Rent shall be the rate which is Fair Market Value (as defined below). The Fair Market Value shall be the effective rent (face rate less free rent) being charged for comparable space in comparable buildings in the vicinity of the Building leased on comparable terms.

(a) Exercise of Option. The Extension Options may be exercised only by giving Landlord written notice of Tenant’s irrevocable election to exercise no earlier than ten (10) months and no later than six (6) months prior to the commencement of the Extension Period.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

(b) Failure to Exercise. If Tenant shall fail validly and timely to exercise either of the options herein granted, said option shall terminate and shall be null and void and of no further force and effect.

(c) Determination of Fair Market Value. Not less than one hundred and fifty (150) days prior to the commencement of the Extension Term, Landlord shall provide written notice to Tenant of its determination of the Fair Market Value. Within ten (10) days after receiving such determination (“Tenant’s Review Period”), Tenant shall irrevocably elect, in writing, to do one of the following: (i) accept Landlord’s determination; or (ii) object to Landlord’s determination and with such objection set forth in writing Tenant’s determination of the Fair Market Value. If Tenant so objects, Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Value using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination shall be submitted to arbitration in accordance with § 25 below, but subject to the instructions set forth in this § 25 et seq. If Tenant objects to Landlord’s determination of Fair Market Value, Tenant shall pay Rent at the Fair Market Value determined by Landlord until the matter is resolved by binding arbitration as provided below subject to retroactive adjustment after the matter is so resolved. If Tenant fails so to accept or object to Landlord’s determination of Fair Market Value in writing within Tenant’s Review Period, Tenant shall conclusively be deemed to have approved of the Fair Market Value as determined by Landlord. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Value for the Premises is the more accurate as determined by the arbitrators, taking into account the requirements of this § 25 et seq.

(d) Default. Tenant’s exercise of the Options shall, at Landlord’s election, be null and void if Tenant is in Default on the date of Tenant’s notice of exercise or at any time thereafter and prior to commencement of the Extension Period. Tenant’s exercise of the Extension Option shall not operate to cure any Default by Tenant nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such Default.

(e) Time. Time is of the essence of the Extension Option granted hereunder.

2 Rent. The “Rent” reserved under this Lease, for the Term thereof, shall consist of the following:

(a) “Base Rent” as shown in the Table per month, which shall be payable in advance on the first day of each and every calendar month during the Term of this Lease, except that Tenant shall pay the first month’s Base Rent due under the Lease upon the execution and delivery of this Lease by Tenant; and

(b) “Additional Rent” consisting of any and all other sums of money as shall become payable by Tenant to Landlord hereunder; and Landlord shall have the same remedies for default in the payment of Additional Rent as for a default in payment of Base Rent.

2.2 Base Rent Adjustment. If the CPI on any anniversary of the Commencement Date shall be greater than the CPI for the Commencement Date, monthly Base Rent commencing on each anniversary of the Commencement Date shall be adjusted by adding an amount (the “CPI Escalation Amount”) equal to the product obtained by multiplying the monthly Base Rent by the percentage increase in the CPI from the Commencement Date through the relevant anniversary of the Commencement Date, provided that in no event shall the new rent be less than that charged for the prior twelve-month period. “CPI” shall mean the Consumer Price Index for All Urban Consumers, All Items, San Francisco-Oakland-San José, California (Base year 1982-1984=100) published by the United States Department of Labor, Bureau of

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

Labor Statistics. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Landlord shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by a governmental agency, major bank, other financial institution, university, or recognized financial publisher. If the CPI is available on a monthly (or alternating monthly) basis, the CPI for the months in which (or immediately preceding, as the case may be) the Commencement Date and Adjustment Date respectively occur shall be used.

2.3 Additional Rent. In addition to the Base Rent and all other payments due under this Lease, Tenant shall pay to Landlord, in the manner set forth herein, as Additional Rent, the following amounts (collectively the “Rental Adjustment”):

(a) Increased CAM Charges. An amount equal to Tenant’s Pro Rata Share of the increase, if any, in total CAM Charges during each Adjustment Period over the amount of “Base CAM Charges,” which shall mean the total of CAM Charges paid or incurred, by Landlord during the Base Year, which charges shall not exceed $.10 per square foot per month over the term of the Lease. “CAM Charges” means all expenses, costs, and amounts (other than Real Estate Taxes) of every kind and nature which Landlord shall pay during any Adjustment Period of which any portion occurs during the Terra, because of or in connection with the ownership, management, repair, maintenance, restoration, and / or operation of the common areas of the Development, including

(i) groundskeeping, landscaping, parking lot maintenance, and janitorial services for the common areas of the Development, including amortization of capital expenses (including financing costs) incurred by Landlord after the Commencement Date in order to (A) comply with Laws, (B) reduce CAM Charges or Utilities, or (c) upgrade the utility, efficiency, or capacity of ally utility or telecommunication systems serving tenants of the Property; and

(ii) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components); janitorial service; alarm and security service; window cleaning; trash removal; elevator maintenance; cleaning of walks, parking facilities, and building walls; removal of ice; replacement of wall and floor coverings, ceiling tiles, and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities; maintenance and repair of the roof and exterior fabric of the Building, including replacement of glazing as needed; maintenance and replacement of shrubs, trees, grass, sod, and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways; and repaving and restriping parking facilities.

(b) Increased Taxes. An amount equal to Tenant’s Pro Rata Share of the increase, if any, in total Real Estate Taxes paid or incurred by Landlord during each Adjustment Period which exceeds the amount of “Base Real Estate Taxes,” which shall mean the total of Real Estate Taxes paid or incurred by Landlord during the Base Year. “Real Estate Taxes” means any and all ad valorem real property taxes and any form of assessment, levy, charge, or other imposition as shown on Landlord’s tax statement from the County Assessor which Landlord shall pay during any Adjustment Period because of or in connection with the ownership, leasing, or operation of the Development, together with reasonable legal and other professional fees, costs, and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes.

(c) Increased Insurance Costs. An amount equal to Tenant’s Pro Rata Share of the increase, if any, in total Insurance Costs paid or incurred by Landlord during each Adjustment Period which exceeds the amount of “Lease Insurance Costs,” which shall mean the total of Insurance

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

Cost paid or incurred by Landlord during the Base Year. “Insurance Costs” means all insurance premiums for any insurance policies covering the Development deemed necessary or desirable by Landlord as determined by Landlord in accordance with the reasonable practice of prudent landlords in the vicinity of the Development (including public liability, property damage, earthquake if commercially reasonable, and fire and extended coverage insurance for the full replacement cost of the Building and any other structure of the Development as required by Landlord or its lenders for the Development).

As used herein, “Adjustment Period” means each calendar year of which any portion occurs during the Term, excluding the Base Year and beginning with the Adjustment Date (January 1st) that occurs in the first calendar year immediately following the Base Year; and “Tenant’s Pro Rata Share” means the percentage labeled as such in the Table in § 1 above, calculated by dividing the agreed rentable area of the Premises (numerator) by the agreed rentable area of the Development (denominator) and expressing the resulting quotient as a percentage. Tenant’s Pro Rata Share shall be increased during the Term in proportion to any increase in the area of the Premises in accordance with the formula stated herein.

2.3.2 Exclusions from CAM Charges. Notwithstanding anything to the contrary in this § 2.3 et seq., Cam Charges shall not include (A) depreciation, interest, and amortization on any mortgage or deed of trust or other debt costs or ground lease payments, if any; (B) legal fees in connection with leasing, tenant disputes, or enforcement of leases; (C) real estate brokers’ leasing commissions; (D) improvements or alterations to tenant spaces; (E) the cost of providing any utility or service directly to, and reimbursed or paid directly by, any tenant; (F) any costs expressly excluded from CAM Charges elsewhere in this Lease; (G) costs of arty items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from CAM Charges in the year in which received); (H) capital expenditures, except those expressly permitted above; provided, all such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over the shorter of (x) their useful lives, (y) the period during which the reasonably estimated savings in Operating Expenses equals the expenditures, or (z) three (3) years.

2.3.3 Manner of Payment. To provide for current payments of the Rental Adjustment, Tenant shall pay as Additional Rent during each Adjustment Period an amount equal to Landlord’s estimate of the Rental Adjustment which will be payable by Tenant for such Adjustment Period. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of the estimated Rental Adjustment. It is the intention hereunder to estimate from time to time the amount of Tenant’s Rental Adjustment for each Adjustment Period and then to effect a reconciliation in the following year based on the actual expenses incurred for the preceding Adjustment Period, as provided in § 2.3.4 below.

2.3.4 Reconciliation. On or before the first day of April of each year after the first Adjustment Period (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (the “Statement”) setting forth the Rental Adjustment for the preceding year. If the actual Rental Adjustment for the preceding Adjustment Period exceeds the total of the estimated monthly payments made by Tenant for such Adjustment Period, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the Statement. If such total of estimated payments made exceeds the actual Rental Adjustment for such Adjustment Period, then Tenant shall receive a credit for the difference against payments of Rent next due. If the credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit, less any Rent then due. The obligations of Tenant and Landlord to make payments required under this § 2.3.4 shall survive the expiration or earlier termination of the Term of this Lease. Upon request, tenant may review insurance premiums, policies, and tax bills within thirty (30) days of the Statement.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

2.3.5 Proration of Rental Adjustment. If the Term does not commence on January 1 or does not end on December 31, Tenant’s obligations to pay estimated and actual amounts towards Real Estate Taxes, CAM Charges, and Insurance Costs for such first or final calendar year shall be prorated to reflect the portion of such year(s) included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Real Estate Taxes, CAM Charges, and / or Insurance Costs (as the case may be) for such calendar year(s), as well as the Base Real Estate Taxes, Base CAM Charges, and / or Base Insurance Costs (as the case may be), by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred sixty-five (365).

2.3.6 Gross-up. If the Building is less than ninety-five percent (95%) occupied during the Base Year or any Adjustment Period, then CAM Charges, Insurance Costs, and Real Estate Taxes for such Base Year or Adjustment Period (as the case maybe) shall be “grossed up” to that amount of CAM Charges, Insurance Costs, and Real Estate Taxes that, using reasonable projections, would normally have been incurred during such Base Year or Adjustment Period (as the case may be) if the Building had been ninety-five percent (95%) occupied during such Base Year or Adjustment Period (as the case may be), as determined in accordance with sound accounting and management practices, consistently applied. Only those component elements or items of expense of CAM Charges, Insurance Costs, and Real Estate Taxes that are affected by variations in occupancy levels shall be grossed up.

2.4 Payment of Rent. Tenant shall pay the Base Rent and Additional Rent promptly when due, without demand therefor and without any abatement, deduction, or setoff whatsoever, except as may be expressly provided in this Lease. Tenant shall pay the Rent to Landlord, in lawful money of the United States of America, at Landlord’s office at the Building or at such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant. If the Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for such calendar month shall be prorated, and the balance of the first month’s Base Rent theretofore paid shall be credited against the next monthly installment of Base Rent.

2.5 Late Charges. Tenant acknowledges that the late payment of any monthly Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including administrative and collection costs and processing and account expenses, the exact amount of which it is difficult to ascertain. Therefore, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to five percent (5%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. In addition, any check returned by the bank for any reason will be considered late and will be subject to all late charges plus a Twenty Dollar ($20.00) fee. After two such occasions in any twelve (12) month period, Landlord will have the right to require payment by a cashier’s check or money order. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease or at law.

3 SECURITY DEPOSIT. Tenant shall deposit with Landlord the amount of Twenty Thousand One Hundred Eighty-Two Dollars and Fifty Cents ($20,132.50) (the “Security Deposit”) upon Tenant’s execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

3.1 Application of Deposit. In the event that Tenant is in Default hereunder and fails to cure within any applicable time permitted under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

3.2 Restoration of Full Deposit. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. If the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased.

3.3 Disposition of Security Deposit. After the Expiration Date or any earlier termination of the Lease, any remaining portion of the Security Deposit shall be returned to Tenant in accordance with the provisions of § 1950.7 of the California Civil Code.

4 USE. The Premises are to be used for general office space, oncological laboratory testing and analysis, including organic and inorganic chemistry, biochemistry, animal testing, and radioactive syntheis and testing and related uses, and for no other purpose without prior written consent of Landlord.

4.1 Prohibited Uses. Tenant shall not use any portion of the Premises for purposes other than those specified hereinabove, and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Tenant shall not conduct or permit any sale by auction on the Premises. Tenant shall not use, release or store or permit the usage, release, or storage of restricted by Department of Health Services, California Water Quality Control Board, Environmental Protection Agency, or any other governmental agency or entity, and Tenant shall comply with all environmental laws, regulations, rules and requirements applicable to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, judgements, demands, liabilities, costs and expenses (including reasonable attorney’s fees) arising from Tenant’s breach of the above covenants. Tenant shall not commit any waste upon the Premises or any nuisance or act which may disturb the quiet enjoyment of any tenant in the Building.

5 CONDITION OF PREMISES. Except as otherwise expressly provided in any “Work Letter Agreement” which may be executed by Landlord and Tenant concurrently with their execution of this Lease and attached hereto as Exhibit D, Tenant shall accept the Premises (and the Systems and Equipment serving the same) in an “as is” condition on the date the Term commences, and Landlord shall have no obligation to improve, alter, remodel, or otherwise modify the Premises prior to Tenant’s occupancy. Notwithstanding the foregoing, HVAC units, fume hoods, building wiring and plumbing, and lighting shall all be in working condition.

5.1 Landlord’s Preparation. Landlord shall use reasonable diligence in completing and preparing the Premises for Tenant’s occupancy in the manner and subject to the terms, conditions, and covenants set forth on or before the Commencement Date specified in the Table, The facilities, materials, and work to be furnished, installed, and performed in the Premises by Landlord hereunder are referred to as the “Work.” Any and all other such other installations, materials, and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate, and furnish the Premises for Tenant’s occupancy are referred to as the “Tenant’s Work.”

5.1.1 Landlord’s Work. The parties agree that Landlord’s entire obligation as to the Work shall be at Landlord’s sole cost and expense (i) to enclose the perimeter of the Premises so as to separately demise them from any other premises in the Building and (ii) to adjust the location of three (3) doors in the Premises as agreed by the parties.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

5.1.2 Tenant’s Improvement Allowance. In addition to Landlord’s performance of the Work specified in § 5.1.1 above, Landlord agrees to make available to Tenant an improvement allowance in the amount of Ten Thousand Dollars ($10,000.00) (the “Allowance”) to be utilized by Tenant to pay the cost of any Tenant’s Work that Tenant may elect to complete in the Premises in connection with its preparations for the occupancy of the Premises. Landlord agrees to reimburse Tenant for the cost of the Tenant’s Work, up to the maximum amount of the Allowance, promptly after receipt from Tenant of invoices, paid receipts, and such other documentation as Landlord may reasonably require in connection with Tenant’s completion of Tenant’s Work. Tenant agrees that the Allowance shall be repaid to Landlord as Additional Rent in monthly installments of Thirty Dollars and Eighty Eight cents ($30.88) per month for each increment of One Thousand Dollars ($1,000) or part thereof that Tenant elects to draw of the available Supplementary Allowance as provided herein, which increase assumes an amortization period of three (3) years Tenant agrees promptly to execute and deliver to Landlord an amendment to the Lease to reflect the increase in the Rent thereunder which results from the utilization of the Allowance described herein as soon as the amount of such increase is liquidated and as soon as such amendment is presented to Tenant for execution. The increase shall be deemed an item of Additional Rent under § 2.3 above. Tenant agrees that the unamortized portion of the Supplementary Allowance shall be immediately due and payable to Landlord if Tenant defaults under the Lease or if the Lease terminates for any reason prior to the Expiration Date specified in the Table in the Lease.

5.2 Readiness for Occupancy. The Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions (the “Occupancy Conditions”) have first been met:

(a) Substantial Completion of Work. The Work has been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant’s beneficial use of the Premises for their intended purposes;

(b) Access and Services. Reasonable means of access and facilities necessary to Tenant’s use and occupancy of the Premises, including corridors, elevators, stairways, heating, ventilating, air-conditioning, sanitary, water, and electrical facilities (but exclusive of parking facilities) have been installed and are in reasonably good operating order and available to Tenant; and

(c) Certificate of Occupancy or Completion. A certificate of occupancy, certificate of completion, final inspection card, or similar required governmental approval (temporary or final) has been issued by the City of Berkeley permitting use of the Premises for office and laboratory purposes.

5.2.2 Tenant Delays. If the occurrence of any of the Occupancy Conditions and Landlord’s preparation of the Premises for occupancy shall be delayed owing to either (a) any act, omission, or failure of Tenant or any of its employees, agents, or contractors which shall continue after Landlord shall have given Tenant reasonable notice that such act, omission, or failure would result in delay, and such delay shall have been unavoidable by Landlord in the exercise of reasonable diligence and prudence; or (b) the nature of any items of additional work or change orders that Landlord undertakes to perform for the account of Tenant (including any delays incurred by Landlord, after making reasonable efforts, in procuring any materials, equipment, or fixtures of a kind or nature

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

not used by Landlord as part of its standard construction) (collectively “Tenant Delays”), then the Premises shall be deemed ready for occupancy on the date when they would have been ready but for such Tenant Delays.

5.3 Early Entry. During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. Landlord shall permit early entry, provided the Premises are legally available and Landlord has completed any Work required under this Lease.

5.4 Notice of Defects. It shall be conclusively presumed upon Tenant’s taking actual possession of the Premises that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within thirty (30) days after the Commencement Date Tenant shall give Landlord notice in writing specifying the respects in which the Premises were not in satisfactory condition.

5.5 Systems and Equipment. As used in this Lease, “Systems and Equipment” means collectively any existing plant, machinery, transformers, duct work, fume hoods, intrabuilding network cables and wires that transmit voice, data, and other telecommunications signals (“INC”), and other equipment, facilities, and systems designed to supply water, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer, or other systems or equipment for the Building.

6 ASSIGNMENT AND SUBLETTING. Tenant agrees that it shall not assign, sublet, mortgage, hypothecate, or encumber this Lease, nor permit or allow the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance, which consent shall not unreasonably be witheld. The actions described in the foregoing sentence are referred to collectively herein as “Transfers.” Tenant shall give Landlord written notice of its intent to effectuate any Transfer not less than thirty (30) days prior to the date of any such proposed Transfer. If the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the subtenant or occupant and apply the net amount collected to the Rent herein reserved; but no Transfer, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the subtenant or occupant as tenant or a release of Tenant from the further performance hereunder by Tenant. The consent by Landlord to a Transfer shall not relieve Tenant from obtaining the Landlord’s express written consent to any further Transfer. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord’s prior written consent in each instance. Tenant shall pay as Additional Rent Landlord’s reasonable costs incurred in the review of any request to sublease or assign the Premises or any portion thereof, including the costs of Landlord’s attorneys’ fees incurred in reviewing and documenting the proposed transaction.

6.1 Landlord’s Recapture Right. Tenant’s transfer notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, terminate this Lease as to all or the affected portion or the Premises (as the case may be) as of the effective date of the proposed Transfer. Landlord may exercise its recapture right by notice to Tenant at any time within thirty (30) days after Landlord’s receipt of Tenant’s Transfer Notice; and during such thirty-day period Tenant shall not assign this Lease nor sublet such space to any person. Notwithstanding the foregoing, Landlord shall not terminate this Lease if Landlord has approved a sublease.

6.1.1 Date of Termination. If Landlord exercises its option to terminate this Lease as provided in § 6.1 above, this Lease shall end and expire on the date that such Transfer was to be effective or commence, as the case may be, and the Base Rent and Additional Rent shall be paid and apportioned to such date.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

6.2 Transfer Premium. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, the following amounts (collectively the “Transfer Premium”):

(a) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment, but excluding the following: (1) the brokerage commission or finder’s fee paid by Tenant in connection with the assignment; (2) reasonable legal fees and reimbursements; and (3) reasonable amounts paid by Tenant for tenant improvements constructed for the assignee; and

(b) in the case of a sublease, fifty percent (50%) of any rents, additional charge, or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, but excluding the following: (1) the brokerage commission or finder’s fee paid by Tenant in connection with the sublease; (2) reasonable legal fees and disbursements; and (3) reasonable amounts paid by Tenant for tenant improvements constructed for the subtenant.

The sums payable as the Transfer Premium under this § 6.2 shall be paid to Landlord as and when payable by the subtenant or assignee to Tenant.

7 COMPLIANCE WITH LAWS. Tenant shall use the Premises in compliance with all applicable federal, state, county, and local governmental anti municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other such requirements, and decisions by courts in cases where such decisions are considered binding precedents in the State of California (the “State”), and decisions of federal courts applying the laws of the State (collectively “Laws”). Tenant shall, at its sole cost and expense, promptly comply with each and all of such Laws, and also with the requirements of any board of fire underwriters or other similar body now or hereafter constituted to deal with the condition, use, or occupancy of the Premises, except in the case of required structural changes not triggered by Tenant’s change in use of the Premises or Tenant’s alterations, additions, or improvements therein. Tenant shall comply with all applicable Laws regarding the physical condition of the Premises, but only to the extent that the applicable Laws pertain to the particular manner in which Tenant uses the Premises or the particular use to which Tenant puts the Premises, if different from that permitted under § 4 of this Lease. Tenant shall also comply with all applicable Laws which do not relate to the physical condition of the Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, VDT regulations, and illegal business operations, such as gambling. The judgement of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of such Laws shall be conclusive of that fact as between Landlord and Tenant

7.1 Code Costs. Notwithstanding anything to the contrary in this § 7, if the requirement of any public authority obligates either Landlord or Tenant to expend money in order to bring the Premises and/or any area of the Building into compliance with Laws as a result of (1) Tenant’s particular use or alteration of the Premises other than as shown on Exhibit A which assumes a use of office and standard laboratory use; (2) Tenant’s change in the use of the Premises; (3) the manner of conduct of Tenant’s business or operation of its installations, equipment, or other property therein; (4) any cause or condition created by or at the instance of Tenant, other than by Landlord’s performance of any work for or on behalf of Tenant; or (5) breach of any of Tenant’s obligations hereunder, then Tenant shall bear all costs (“Code Costs”) of bringing the Premises and/or building into compliance with Laws, whether such Code Costs are related to structural or nonstructural elements of the Premises or Building.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

8 HAZARDOUS MATERIALS. Tenant shall not cause or permit to occur (I) any violation of applicable Laws now or hereafter enacted or issued, related to environmental conditions on, under, or about the Premises arising from Tenant’s leasehold interest in or use or occupancy of the Premises including, soil and groundwater conditions and (ii) the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Materials on, under, or about the Premises or the Building or the transportation to or from the Premises or the Building of any Hazardous Materials, except de minimis amounts of Hazardous Materials that are commonly used in office products or are present in ordinary cleaning supplies. All such office products and cleaning supplies will be used and stored in a manner that complies with all Laws. Tenant shall at its own expense make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under Laws relating to Hazardous Materials. Should any governmental entity having jurisdiction over the Premises demand that a remediation plan be prepared or that remediation be undertaken because of any deposit, spill, discharge, or other release of Hazardous Materials that occurs during the Term of this Lease at or from the Premises which arises at any time from Tenant’s use or occupancy of the Premises or from acts or omissions of Tenant, its agents, employees, representatives, or invitees, then Tenant shall, at its own expense, prepare and submit the required plans. Tenant shall indemnify, defend, protect, and hold Landlord, its partners, officers, directors, beneficiaries, shareholders, agents, employees, and lenders harmless from all fines, suits, procedures, claims, liabilities, and actions of every kind, and all costs associated therewith (including investigation costs and attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Materials that occurs during the Term of this Lease, at or from the Premises which arises at any time from Tenant’s use or occupancy of the Premises or from Tenant’s failure to provide all information, make all submissions, and take all steps requires by any governmental authorities having jurisdiction over the Premises. Tenant’s obligations and the indemnity hereunder shall survive the expiration or earlier termination of this Lease. The term Hazardous Materials as used herein shall include any chemical, substance, or material which has been or is hereafter determined by any federal, state, or local governmental agency to be capable of posing a risk of injury to health or safety including petroleum, asbestos, polychlorinated biphenyls, radioactive materials, and radon gas.

8.1 Permitted Hazardous Materials. Notwithstanding anything to the contrary herein, Landlord agrees that Tenant shall be permitted to conduct industry-standard procedures for oncological testing and analysis in the Premises, including standard tests requiring the use of radioactive materials, provided, however, that the use and storage complies with all laws . Prior to the use of any Hazardous Material in the Premises and at such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material proposed or then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by law. Tenant agrees unconditionally to indemnify, defend, protect, and hold Landlord harmless against any claims, liabilities, demands, losses, damages, consequential damages, and the like, including reasonable attorneys’ fees and court costs (collectively “Claims”) that may be maintained, claimed, or asserted against Landlord as a result of Tenant’s use of or the presence of Hazardous Materials introduced by Tenant in the Premises.

8.2 Cleanup. If any Hazardous Material is released, discharged, or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, or contractors, on or about the Development in violation of the foregoing provisions, Tenant shall immediately, properly, and in compliance with applicable Laws clean up and remove the Hazardous Material from the Development and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense. Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), and shall include any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

reasonably required by Landlord. If Tenant shall fail to comply with the provisions of this § 8.2 within five (5) days after written notice by Landlord, or such shorter time as may be required by Laws or in order to minimize any hazard to persons or property, Landlord may (but shall not be obligated to) arrange for such compliance directly or as Tenant’s agent through contractors or other parties selected by Landlord, at Tenant’s expense (without limiting Landlord’s other remedies under this Lease or applicable Laws).

9 MAINTENANCE REPAIRS, ALTERATIONS. After completion of Landlord’s Work, if any, pursuant to § 5.1 above, Tenant shall, at his own expense and at all times, maintain the Premises in good and safe condition, including window glass and the Systems and Equipment serving the Premises and shall surrender the same at termination hereof in as good condition as received, normal wear and tear excepted. Tenant shall be responsible for all repairs required, excepting only the roof, skylights, exterior walls, and structural foundations, which shall be maintained by Landlord. Landlord shall maintain in good condition the common areas of the property, such as sidewalks, driveways, lawns, and shrubbery. Landlord shall be responsible for electrical and plumbing supplied by Landlord and embedded in floor or side walls and not accessible from the Premises. No improvement or alteration of the Premises shall be made without the prior written consent of the Landlord. Prior to the commencement of any substantial repair, improvement, or alteration, Tenant shall give Landlord at least five (5) days’ written notice in order that Landlord may post appropriate notices of nonresponsibility to avoid any liability for liens for any such work of improvement on the Premises. If Tenant requests that Landlord perform any maintenance or repair work in the Premises the responsibility for which is allocated to Tenant under this Lease, Landlord may agree to perform such maintenance or repair at Landlord’s sole discretion. If Landlord agrees to perform such maintenance or repair work, Tenant shall pay, as Additional Rent, Landlord’s standard charges for such maintenance or repair work within twenty (20) days after receipt of Landlord’s invoice therefor. Landlord’s standard maintenance and repair charges shall be subject to adjustment from time to time in Landlord’s sole discretion, and all invoices for such maintenance or repair charges shall include a service charge in the amount of fifteen percent (15%) of the invoiced cost or any such maintenance or repair work performed by Landlord at Tenant’s request.

9.1 Restoration of Premises. At or before the Expiration Date or the date of any earlier termination of this Lease, or as promptly as practicable using Tenant’s best efforts after such an earlier termination date, Tenant, at its expense, shall do all of the following:

(a)	surrender possession of the Premises in the condition required under § 9 above, ordinary wear and tear excepted;

(b)	surrender all keys, any key cards, and any parking stickers or cards to Landlord and give Landlord in writing the combinations of any locks or vaults then remaining in the Premises;

(c)	remove from the Premises all of Tenant’s Property, including any data wiring and cabling that Tenant has installed, except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord; and

(d)	fully repair any damage to the Premises or the Development resulting from such removal.

Tenant’s obligations herein shall survive the expiration or earlier termination of the Lease, unless expressly provided to the contrary herein. All improvements and other items in or upon the Premises

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

(except Tenant’s Property), whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, setoff, allowance, or credit to Tenant; provided, however, that if prior to such expiration or earlier termination Landlord so directs by notice, Tenant shall promptly remove such of the improvements in the Premises as are designated in such notice and shall restore the Premises to their condition prior to the installation of such Improvements. Notwithstanding the foregoing, Landlord shall not require removal of customary office improvements installed pursuant to the Work Letter Agreement, if any (except as expressly provided to the contrary therein), or installed by Tenant with Landlord’s written approval (except as expressly required by Landlord in connection with granting such approval), nor shall the removal of the cold room and restoration of that space be required.

9.1.1 Restoration of Fixtures. If any of Tenant’s alterations or changes to the Premises permitted under § 9 above shall involve the removal of any fixtures, equipment, or other property in the Premises which are not Tenant’s Property, such fixtures, equipment, or other property shall be promptly replaced, at Tenant’s expense, with new fixtures, equipment, or other property (as the case may be) of like utility and at least equal value, unless Landlord shall otherwise expressly consent in writing; and Tenant shall, store and preserve, at Tenant’s sole cost and expense, any such fixtures, equipment or property so removed and shall return same to Landlord upon the expiration or sooner termination of this Lease.

9.2 HVAC Maintenance Contract Costs. Notwithstanding anything to the contrary herein, Tenant shall bear the cost, up to a maximum of Five Hundred Dollars ($500.00) per HVAC compressor unit serving the Premises per annum, of the annual HVAC maintenance contract for the maintenance of the HVAC serving the Premises, which costs shall be payable in addition to and not as part of Tenant’s Pro Rata Share of CAM Charges payable under § 2.3 above. Such costs shall be payable upon demand to Landlord as Additional Rent.

9.3 Janitorial Services. Notwithstanding anything to the contrary herein, Tenant shall contract and pay, at its sole cost and expense, for all janitorial services necessary to maintain the Premises in the condition required under this Lease, which costs shall be payable in addition to and not as part of Tenant’s Pro Rata Share of CAM Charges payable under § 2.3 above. Notwithstanding the foregoing, if certain areas of the Building shall be shared as common area, Landlord shall provide janitorial services and bill Tenant for its Pro Rata Share of those expenses as Additional Rent under § 2.3 above.

9.4 Fume Hood Maintenance. Tenant shall be responsible for obtaining the required annual certification and maintenance as required for any and all fume hoods in the Premises. Notwithstanding the foregoing, Landlord may elect to undertake the maintenance and annual certification of any such fume hoods in the Premises, in which case Tenant agrees to reimburse Landlord for all reasonable costs incurred, promptly after receipt of Landlord’s bill therefor and as Additional Rent hereunder, for all costs incurred in connection with such maintenance and certification.

10 ENTRY AND INSPECTION. Tenant shall permit Landlord or Landlord’s agents to enter upon the Premises at reasonable times and upon reasonable notice for the purpose of inspecting the same, will permit Landlord at any time within one hundred twenty (120) days prior to the expiration of this Lease to place upon the Premises any usual “To Lease” or “Available” signs, and will permit persons desiring to lease the same to inspect the Premises thereafter.

11 INDEMNIFICATION OF LANDLORD. Landlord shall not be liable for any damage or injury to Tenant, to any other person, or to any property occurring on the demised Premises or any part thereof, and Tenant agrees to indemnify, defend, protect, and hold Landlord harmless from any liabilities and/or claims for damages, no matter how caused, which may arise in connection with Tenant’s use or occupancy of the Premises, except those caused by any grossly negligent act or intentional misconduct of Landlord or Landlord’s agents acting in the course of their agency.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

12 LANDLORD’S INSURANCE. Landlord shall, as part of Insurance Costs, maintain “all risk” property damage insurance containing an agreed amount endorsement covering not less than one hundred percent (100%) of the full insurable replacement cost valuation of (1) the Building and the tenant improvements, betterments, and the alterations thereto; and (2) Landlord’s personal property, business papers, furniture, fixtures, and equipment (collectively “Landlord’s Property”), exclusive of the costs of excavation, foundations, footings, and risks required to be covered by Tenant’s insurance, and subject to commercially reasonable deductibles. Landlord shall also, as part of Insurance Costs, obtain and keep in full force the following policies of insurance: (a) commercial general liability insurance; (b) loss of rent insurance (also known as rent continuation insurance); (c) workers’ compensation insurance, if required by applicable Law; and (d) such other insurance as Landlord deems appropriate or as may be required by any Holder or ground lessor.

13 TENANT’S INSURANCE. Tenant shall obtain arid maintain in effect at all times during Tenant’s possession of the Premises the following insurance coverages and policies:

(a) Liability Insurance. Tenant shall maintain a policy of commercial general liability insurance, which shall include coverages for (1) personal injury; (2) broad-form contractual liability; (3) owner’s (i.e., Tenant’s) & contractor’s protective; and (4) broad-form property damage liability. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than One Million Dollars ($1,000,000) and an aggregate limit of not less than Two Million Dollars ($2,000,000). The policy shall contain a cross-liability endorsement and a severability of interest clause. Tenant shall increase the insurance coverage as required by Landlord’s lender or if Landlord’s insurance consultant believes that the coverage is not adequate.

(b) Tenant’s Business Personal Property Insurance. Tenant shall maintain on all of its business personal property, including valuable business papers and accounts receivable; operating supplies; inventory; and furniture, fixtures, and equipment (whether owned, leased, or rented) (collectively “Business Personal Property”) an “all risk” property damage insurance policy including coverages for sprinkler leakage and containing an special form replacement cost (or, if applicable, a business owner’s policy with a no-coinsurance provision) in an amount not less than one hundred percent (100%) of the full replacement cost valuation of such Business Personal Property. The proceeds from any such policy shall be used by Tenant for the replacement of such Business Personal property.

(c) Business Interruption/Extra Expense Insurance. Tenant shall maintain business interruption or (if applicable) contingent business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to the perils commonly covered by Tenant’s property insurance described in § 13(b) above but in no event less than the average total of Tenant’s annual gross receipts during the three-year period immediately preceding such interruption or loss. Such insurance will be carried with the same insurer that issues the insurance for Tenant’s Business Personal Property pursuant to §13(b) above. Notwithstanding the foregoing, this coverage condition may be waived upon obtaining 100% annual Rental Coverage Expense in lieu of Business Interruption/Extra Expense Insurance.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

13.2 Tenant’s Insurance Criteria. All insurance required to be maintained by Tenant under this Lease shall conform to the following criteria:

(i) Tenant’s insurance shall be issued by insurance companies authorized to do business in the State of California with a financial rating of at least B+ for any property insurance and at least B+ for any liability insurance, as rated in the most recent edition of Best’s Insurance Reports;

(ii) Tenant’s insurance shall be issued as primary and noncontributory;

(iii) Tenant’s liability and property insurance policies shall name Tenant as the insured and Landlord, Landlord’s agents, and any ground lessors and Holders (as such terms are defined in § 26) whose names shall have been furnished to Tenant as additional insureds;

(iv) Tenant’s insurance shall contain an endorsement requiring at least thirty (30) days’ written notice from the insurance company to each insured and additional insured before cancellation or any material change in the coverage, scope, or amount of any policy; and

with respect to damage to or loss of Tenant’s Business Personal Property, a waiver of subrogation must be obtained, as required under § 14 below.

13.3 Blanket Coverage. All of the insurance requirements set forth herein on the part of Tenant to be observed shall be deemed satisfied if the Premises are covered by a blanket insurance policy complying with the limits, requirements, and criteria contained in this § 13 et. seq. insuring all or most of Tenant’s facilities in California.

13.4 Evidence of Coverage. A duplicate original policy or a certificate of insurance shall be deposited with Landlord at the commencement of the Term or, if earlier, upon Tenant’s taking possession of the Premises; and on renewal of the policy a certificate of insurance listing the insurance coverages required hereunder and naming the appropriate additional insureds shall be deposited with Landlord not less than seven (7) days before expiration of the policy.

14 WAIVER OF SUBROGATION. To the maximum extent permitted by insurance policies which Landlord and Tenant are required to maintain under §§ 12 and 13 above, Tenant and Landlord, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist. Landlord and Tenant intend that their respective property loss risks shall be borne by responsible insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right of the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

15 UTILITIES AND SERVICES. Tenant shall be responsible for the payment directly to their suppliers of the charges for all utilities, including, gas, water, electricity, heat, and other services delivered to or consumed in the Premises. If any such services are not separately metered to Tenant, Tenant shall pay to Landlord pursuant to § 2.3 above a reasonable proportion, as determined by Landlord by means of submetering or good-faith estimation, of all charges jointly metered with other premises. Notwithstanding the foregoing, Landlord may apply, and bill Tenant as Additional Rent for, an equitable allocation, as determined in Landlord’s reasonable judgement, of the costs of any unmetered services consumed by Tenant in the Premises in any case where Tenant’s usage of such unmetered services is reasonably calculated to be disproportionate to that of other Tenants in the Building.

15.1 Interruption of Services. Landlord does not warrant that any services or utilities provided hereunder for Tenant’s use in the Premises will be free from shortages, failures, variations, or

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water, or supplies, governmental requirements or requests, or other causes beyond Landlord’s reasonable control, including interference with light or other incorporeal hereditaments and any interruption in services or any failure to provide services to Landlord by a designated utility company at the demarcation point at which Landlord accepts responsibility for such service or at any point prior thereto, which interference impedes Landlord in furnishing plumbing, HVAC, electrical, sanitary, life safety, elevator, telecommunications, or other Building services, utilities, or the Systems and Equipment. None of the same shall be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, shall render Landlord liable to Tenant for abatement of Rent, or shall relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption, or other compensatory or consequential damages.

15.2 Additional Services or Utilities. Landlord shall, subject to all applicable Laws, seek to provide such utilities or services in excess of those Landlord is required to provide under § 15 as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Building or the Systems and Equipment and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required. Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals and procedures for written requests. Use of the Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) for the heating or cooling units in the Premises, or rearrangement of partitioning which interferes with normal operation of the HVAC system in the Premises, may require changes in the HVAC system servicing the Premises. Such changes shall be made by Tenant at its expense. Tenant shall not change or adjust any closed or sealed thermostat or other element of the HVAC system without Landlord’s express prior written consent. Tenant shall, for such extra utilities or services, pay such charges as Landlord shall from time to time establish. All charges for extra utilities or services or those requested outside business hours shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within twenty (20) days after such billing. All invoices for such additional services or utilities shall include a service charge in the amount of fifteen percent (15%) of the invoiced cost or any such additional utilities or services supplied by Landlord at Tenant’s request.

15.2.1 Additional Building Expenses. In addition to the cost of Tenant’s Utilities payable under § 15 above and the CAM Charges payable under § 2.3(a) above, Tenant agrees to pay, as Additional Rent hereunder, its Pro Rata Share of (i) the cost to Landlord, if arty, to guard or monitor the parking lot associated with the Building, as provided in § 1.1.3 above; and (ii) the cost to Landlord of scavenger services for the Building, as provided under § 15 above.

16 SIGNS. Landlord reserves the exclusive right to the roof, side and rear walls of the Premises. Tenant shall not construct any projecting sign or awning without the prior written consent of Landlord.

17 CONDEMNATION. If any part of the Premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as remaining square footage of the Premises bears to the total original square footage of the Premises at the date of condemnation; provided, however, that Landlord at its option may terminate this Lease as of the date the condemnor acquires possession. In the event that the demised Premises are condemned in whole, or that a portion is condemned of such size that the remainder is not suitable for Tenant’s beneficial enjoyment of the Premises for their intended purposes, this Lease shall terminate upon the date upon which the condemner acquires possession. All sums which may be payable on

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

account of any condemnation shall belong to the Landlord, and Tenant shall not be entitled to any part thereof; provided however, that Tenant shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses.

18 SURRENDER AND RESTORATION. At or before the Expiration Date or the date of any earlier termination of this Lease, or as promptly as practicable using Tenant’s best efforts after such an earlier termination date, Tenant, at its expense, shall do all of the following:

(a) surrender possession of the Premises in the condition required under § 5 above, ordinary wear and tear excepted;

(b) surrender all keys, any key cards, and any parking stickers or cards to Landlord and give Landlord in writing the combinations of any locks or vaults then remaining in the Premises;

(c) remove from the Premises all of Tenant’s Property, except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, which shall include the cold room and additional fume hoods; and

(d) fully repair any damage to the Premises or the Property resulting from such removal.

Tenant’s obligations herein shall survive the termination of the Lease. All improvements and other items in or upon the Premises (except Tenant’s Property), whether installed by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance, or credit to Tenant; provided, however, that if prior to such termination Landlord so directs by notice, Tenant shall promptly remove such of the Improvements in the Premises as are designated in such notice and shall restore the Premises to their condition prior to the installation of such Improvements. Notwithstanding the foregoing, Landlord shall not require removal of customary office improvements installed pursuant to the Work Letter Agreement, if any (except as expressly provided to the contrary therein), or installed by Tenant with Landlord’s written approval (except as expressly required by Landlord in connection with granting such approval).

18.2 Tenant’s Failure to Remove or Restore. If Tenant shall fail to perform any repairs or restoration or fail to remove any items from the Premises as required under this Article 18, Landlord may do so, and Tenant shall pay Landlord the cost thereof upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation, or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Laws, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

19 DESTRUCTION OF PREMISES. Landlord and Tenant agree that their respective rights and obligations in the event of any damage or destruction of the Premises or Building shall be governed exclusively by this Lease. Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code §§ 1932(2), 1933(4), and 1942, as the same may be modified or replaced hereafter. No damages, compensation, or claim shall be payable by Landlord for any inconvenience, interruption, or cessation of Tenant’s business or any annoyance arising from any damage to or destruction of all or any portion of the Premises or Building.

19.1 Partial Destruction of Premises. In the event of a partial destruction of the Premises during the term hereof from any cause, Landlord shall forthwith repair the same at Landlord’s expense, provided

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

that such repairs can be made within sixty (60) days under existing Laws; but such partial destruction shall not terminate this Lease, except that Tenant shall be entitled to a proportionate reduction of Rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with Tenant’s beneficial enjoyment of the Premises for their intended purposes. If such repairs cannot be made within sixty (60) days, Landlord at its option may make the same within a reasonable time, this Lease continuing in effect with the rent proportionately abated as aforesaid; and in the event that Landlord shall not elect to make such repairs which cannot be made within sixty (60) days, this Lease may be terminated by either party upon written notice, effective as of the date of such notice.

19.2 Destruction of Building. In the event that the Building is destroyed to an extent of not less than one-third of the replacement costs thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. A total destruction of the Building shall terminate this Lease.

19.3 Disputes. In the event of any dispute between Landlord and Tenant with respect to the provisions hereof, the matter shall be settled by arbitration in accordance with the provisions of § 25 below.

20 TENANT’S DEFAULT. The occurrence of any one or more of the following events shall constitute a material breach and default (“Event of Default”) of this Lease by Tenant:

(a) Tenant’s failure to pay any Rent or any other charges required to be paid by Tenant under this Lease, where such failure continues for ten (10) days after such payment is due and payable;

(b) Tenant’s failure promptly and fully to perform any other covenant, condition, or agreement contained in this Lease, where such failure continues for thirty (50) days after written notice thereof from Landlord to Tenant;

(c) Tenant’s failure to comply with the Rules, unless such failure is cured within five (5) days after notice; provided, that if the nature of Tenant’s failure is such that more than five (5) days are reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter diligently and continuously prosecutes such cure to completion;

(d) Tenants abandonment or vacation of the Premises;

(e) any material misrepresentation or omission herein or in any financial statements or other materials provided by Tenant or any Guarantor in connection with negotiating or entering this Lease or in connection with any Transfer under § 6 above;

(f) cancellation of any guaranty of this Lease by any Guarantor;

(g) Failure by Tenant to clue within any applicable Limes permitted thereunder any default under any other lease for space any other building owned or managed by Landlord or its affiliates now or hereafter entered by Tenant; and any Default hereunder not cured within the times permitted for cure herein shall, at Landlord’s election, constitute a default under any other such lease or leases;

(h) The levy of a writ of attachment or execution on this Lease or on any of Tenant’s property;

(i) Tenant’s or any Guarantor’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors; or

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

(j) In any proceeding or action in which Tenant is a party, the appointment of a trustee, receiver, agent, or custodian to take charge of the Premises or Tenant’s Property for the purpose of enforcing a lien against the Premises or Tenant’s Property.

The parties expressly agree that any notice which Landlord may give to Tenant that an Event of Default has occurred under this § 20 above shall satisfy the requirements of § 1161 of the California Code of Civil Procedure, and it shall not be necessary to give another notice to Tenant under § 1161.

20.2 Landlord’s Remedies. Upon the occurrence of an Event of Default hereunder, Landlord shall have the right, in addition to any other rights or remedies Landlord may have, at Landlord’s option, without further notice or demand of any kind, to elect to do one of the following alternatives:

(a) Terminate this Lease and Tenant’s right to possession of the Premises, re-enter the Premises, and take possession thereof; and Tenant shall have no further claim to the Premises or under this Lease; or

(b) Continue this Lease in effect and collect any unpaid Rent or other charges which have theretofore accrued or which thereafter become due and payable. It is intended hereunder that Landlord have the remedy described in California Civil Code § 1951.4, which provides that a landlord may continue a lease in effect after a tenant’s breach and abandonment and recover rent as it becomes due, if tenant has the right to sublease or assign, subject only to reasonable limitations.

In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property from the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

20.3 No Waiver of Default. The waiver by Landlord of any Event of Default or of any other breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant; or condition or of any subsequent breach of the same or any other term, covenant, or condition. Acceptance of Rent by Landlord subsequent to any Event of Default or breach hereof shall not be deemed a waiver of any preceding Event of Default or breach other than the failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant, or condition of this Lease, unless Landlord gives Tenant written notice of such waiver. Tenant should not rely upon Landlord’s failure or delay in enforcing any right or remedy hereunder.

20.4 Landlord’s Right to Cure. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

20.5 Damages. Should Landlord elect to terminate this Lease under the provisions of § 20.2(a) above, Landlord may recover as damages from Tenant the following:

(i) Past Rent: The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

(ii) Rent Prior to Award: The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

(iii) Rent After Award: The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Proximately Caused Damages: Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (I) retaking possession of the Premises; (ii) maintaining the Premises after Tenant’s default; (iii) preparing the Premises for reletting to a new tenant, including any repairs or alterations; and (iv) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in subsections (a) and (b) above is to be computed by allowing interest at the rate of ten percent (10%) per annum. “The worth at the time of the award” as used in subsection (c) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

21 RULES. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order herein as well as for the convenience of other occupants and tenants of the Building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Tenant.

22 NOTICES. Any notice required or permitted under this Lease shall be in writing and shall be delivered in at least one of the following ways: (1) personally or by private hand-delivery messenger service; (2) by depositing the same in the United States mail, postage prepaid, registered or certified, return receipt requested; or (3) by depositing such notice, postage prepaid, with Federal Express, DHL, UPS, or another nationally-recognized private overnight delivery service. Each such notice shall be addressed to the intended recipient at such party’s address set forth as follows, or at such other address as such party has theretofore specified by written notice delivered in accordance with this § 22:

if to Landlord:

BANCROFT WAY, LLC

Attn: Manager

2332 Fifth Street

Berkeley, CA 94710

if to Tenant:

ONCOLOGIC, INC.

Attn: Director of Operations

626 Bancroft Way, Suite 3C

Berkeley, CA 94710

Every notice given to a party shall state the section of the Lease pursuant to which the notice is given and the period of time within which the recipient of the notice must respond

23 HOLDING OVER. Any holding over after the expiration of this Lease, with the consent of Landlord, shall be construed as a month-to-month tenancy at a base monthly rental of one hundred twenty five percent (125%) of the monthly rental which was in effect under the Lease on the Expiration Date, and otherwise in accordance with the terms hereof, as applicable, except that Tenant shall have no extension or renewal option.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

24 ESTOPPEL CERTIFICATE. Tenant shall at any time upon not less than ten (10) days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing certifying (1) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and (2) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises. At Landlord’s option, Tenant’s failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant that (1) this Lease is in full force and effect, without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord’s performance, and (3) not more than one month’s rent has been paid in advance or such failure maybe considered by Landlord as a default by Tenant under this Lease. If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Tenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years’ financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

25 ARBITRATION. In the event of any dispute between Landlord and Tenant arising under this Lease that is not resolved by the parties within ten (10) days after the date either party gives notice to the other of its desire to arbitrate the dispute (the “Outside Agreement Date”), the dispute shall be settled by binding arbitration as provided in this § 25 and under the Commercial Arbitration Rules of the American Arbitration Association then in effect; provided, however, that nothing in this § 25 shall limit Landlord’s right to bring an unlawful detainer action against Tenant if appropriate. All arbitration proceedings shall be conducted at Berkeley, California. Judgement upon the arbitration award may be entered in any court having jurisdiction. The arbitrators shall have no power to change the Lease provisions. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs, including reasonable attorneys’ fees pursuant to § 25.3 below, plus interest on the amount due at eighteen percent (18%) per annum or the maximum then allowed by Law, whichever is less.

25.1 Procedure. Not later than fifteen (15) days following the Outside Agreement Date, Landlord and Tenant shall each appoint one arbitrator who shall be a real estate professional who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal and/or leasing of commercial properties in the vicinity of the Building, The two arbitrators so appointed shall within fifteen (15) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators. Within three (3) business days following the appointment of the third arbitrator, each party shall submit to the arbitrators its best estimate of the correct solution to the dispute under submission (the “Estimated Determination”). The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s Estimated Determination of the dispute under arbitration is closer to the arbitrators’ independent determination of the dispute, taking into account any definitions or other sections of the Lease which may be applicable to the dispute. The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s Estimated Determination and shall notify Landlord and Tenant thereof. The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

25.2 Failure to Agree. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the Outside Agreement Date, or if the two arbitrators fail to agree upon and appoint a third arbitrator, both arbitrators shall be dismissed; and the matter to be decided shall be forthwith submitted to arbitration under the current rules of the American Arbitration Association, but subject to any definitions or sections of the Lease which may be applicable to the dispute under submission.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

25.3 Payment. The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) business days after the date the arbitration award is no longer appealable, then in addition to any remedies under the law, if Landlord is the prevailing party, it shall have the same remedies for failure to pay the arbitration award as it has for Tenant’s failure to pay Rent; and if Tenant is the prevailing party, it may deduct any remaining award from its monthly payment of Rent or other charges.

26 SUBORDINATION. Tenant agrees that this Lease shall be automatically subordinate to any mortgage or trust deeds that are now or may hereafter be placed upon said Premises. Notwithstanding the foregoing, Tenant agrees that any mortgagee of the Building, the holder of any note, or beneficiary of any deed of trust (collectively “Holders”) encumbering the Building shall have the right upon written notice to Tenant to subordinate the lien of any such note or deed of trust to this Lease.

27 LANDLORD’S LIABILITY. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Premises shall be limited to the interest of Landlord in the Building (and the rental proceeds thereof). Under no circumstances shall Landlord ever be liable for consequential or punitive damages, including damages for lost profits or for business interruption. Tenant agrees to look solely to Landlord’s interest in the Building (and the rental proceeds thereof) for the recovery of any judgement against Landlord, and Landlord shall not be personally liable for any such judgement or deficiency after execution thereon. The limitations of liability contained in this § 27 shall apply equally and inure to the benefit of Landlord’s present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents, and employees, and their respective partners, heirs, successors, and assigns. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord’s obligations under this Lease.

27.1 Liability Upon Transfer. The term Landlord as used herein shall mean only the owner or owners, at the time in question, of the fee title of leased Premises and in the event of any transfer of such title or interest, Landlord herein named shall be relieved from and after the date of such transfer of all liability as respects Landlord’s obligations thereafter to be performed, provided that any funds in the hands of Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

28 MISCELLANEOUS. The following provisions shall apply generally to terms, provisions, and covenants of this Lease:

28.1 No Offer. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon execution and delivery hereof by Tenant and by Landlord. No act or omission of any employee or agent of Landlord or of Landlord’s broker shall alter, change, or modify any of the provisions hereof.

28.2 No Partnership. It is expressly understood that Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant, and that the provisions of this Lease relating to the percentage rental payable hereunder, if any, are included solely for the purpose of providing a method whereby the rental is to be measured and ascertained.

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

28.3 Heirs, Assigns, Successors. This Lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

28.4 Time. Time is of the essence of this Lease.

28.5 Waiver. No failure of Landlord to enforce any term hereof shall be deemed to be a waiver.

28.6 Attorney’s fees. In case arbitration or suit should be brought for recovery of the Premises, or for any sum due hereunder, or because of any act or omission which may arise out of the possession of the Premises, by either party, the prevailing party shall be entitled to all costs incurred in litigation, arbitration, or otherwise in connection with such action, including a reasonable attorneys’ fee.

29 ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

In witness whereof, the parties have executed this Lease as of the date first above written.

Landlord:	Tenant:

BANCROFT WAY, LLC, a California limited liability company	ONCOLOGIC, INC., a California corporation

By: /s/ Michael Goldin	By: /s/ Roy K. Steven

Michael Goldin, Manager	Roy K. Steven

Its: Pres. + CEO

EXHIBITS

Exhibit A - Site Plan of Development

Exhibit B - Floor Plan of Premises

Exhibit C - Commencement Date Agreement

Exhibit D - Work Letter Agreement (none)

CORPORATE AUTHORITY: If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he/she is duly authorized to execute and deliver this Lese on behalf of said corporation in accordance with duly adopted resolution of the Board of Directors of said Corporation or in accordance with the Bylaws of said Corporation, and that this Lease is binding upon said Corporation in accordance with its terms.

*****

626 Bancroft Way Office Lease

Bancroft Way, LLC:: Oncologic, Inc.

Suite 3C (8,073 rsf)

May 21, 2008

NANOTX CORP., DBA ADURO BIOTECH

Attn: David Rose, Director of Operations

626 Bancroft Way

Berkeley, CA 94710

re:	Extension of Term of Lease at 625 Bancroft Way, Berkeley, California

Dear Steve,

This letter will confirm the agreement of Landlord and Tenant that the Term of your lease dated June 1, 2005 (the “Lease”) of Suite 3C at 626 Bancroft Way, Berkeley, California (collectively the “Premises”) as defined under the Lease, will be extended for a period of twenty-four (24) months commencing on September 1, 2008, upon the following terms and conditions:

1.	You have informed Landlord that the Lease has heretofore been transferred or assigned by Oncologic, Inc. to NanoTx Corp., a California corporation dba Aduro BioTech. In consideration of the extension of the Lease hereby effected pursuant to Tenant’s exercise of its Extension Option thereunder, Landlord consents to such assignment of the Lease. Landlord’s consent to the assignment does not constitute its consent to any further assignment of the Lease, for which Landlord’s consent shall be required in accordance with the provisions of § 6 of the Lease.

2.	The Term of The Lease respect to the entire Premises is hereby extended for a period of Twenty-four (24) months commencing on September 1, 2008, and expiring on August 31, 2010 (the “Extension Term”).

3.	The Base Rent payable with respect to the entire Premises shall be One Dollar and fifty five cents ($1.55) per rentable square foot per month, payable when and as specified in the Lease.

4.	Base Rent for the month of September, 2008, for the entire Premises shall be due payable on September 1, 2008.

5.	Additional Rent shall be payable with respect to the entire Premises as specified under § 2.3 et seq. of the Lease.

6.	Landlord shall have no obligation to improve or alter the Premises or pay for the same in preparation for Tenant’s continued occupancy thereof for the Extension Term, and Tenant agrees to accept the same in their current “as is” condition on August 1, 2008.

Thank you for your prompt and courteous attention to this matter. It has been a pleasure to have you as a tenant at Bancroft Way, and we look forward to extending your presence in the property for the duration of the Extension Term.

Very truly yours,

Bancroft Way, LLC

/s/ Steven Goldin
Steven Goldin, Manager

Read, agreed, and subscribed as the binding agreement of the parties.

NanoTx Corp., a California corporation dba Aduro BioTech

By:	/s/ Steve Isaacs
Steve Issacs, CEO

Date:	May 21, 2008

February 11, 2010

ADURO BIOTECH

Attn: Steve Isaacs

626 Bancroft Way

Berkeley, CA 94710

re:	Extension of Term of Lease at 626 Bancroft Way, Berkeley, California

Dear Steve,

This letter will confirm the agreement of Landlord and Tenant that the Term of your lease dated June 1, 2005 (the “Lease”) of Suite 3C at 626 Bancroft Way, Berkeley, California (collectively the “Premises”) as defined under the Lease, and extended by Letter Agreement September 1, 2008, will be extended for a period of twenty four months (24) months commencing on September 1, 2010, upon the following terms and conditions:

1.	The Term of the Lease respect to the entire Premises is hereby extended for a period of Twenty four (24) months commencing on September 1, 2010, and expiring on August 31, 2012 (the “Extension Term”).

2.	The Base Rent payable with respect to the entire Premises shall be One Dollar and sixty five cents ($1.65) per rentable square foot per month, payable when and as specified in the Lease.

3.	Base Rent for the month of September, 2010, for the entire Premises shall be due payable on September 1, 2010.

4.	Additional Rent shall be payable with respect to the entire Premises as specified under § 2.3 et seq. of the Lease.

5.	Landlord shall have no obligation to improve or alter the Premises or pay for the same in preparation for Tenant’s continued occupancy thereof for the Extension Term, and Tenant agrees to accept the same in their current “as is” condition on September 1, 2010.

Thank you for your prompt and courteous attention to this matter. It has been a pleasure to have you as a tenant at Bancroft Way, and we look forward to extending your presence in the property for the duration of the Extension Term.

Letter to David Rose

May 21, 2008—page 2

Very truly yours,

Bancroft Way, LLC

/s/ Steven Goldin
Steven Goldin, Manager

Read, agreed, and subscribed as the binding agreement of the parties.

Aduro BioTech., a California corporation

By:	/s/ Steve Isaacs 2/25/2010
Steve Issacs, CEO

Date:	February 11, 2010